EXHIBIT 10.22

CREDIT AGREEMENT

[US/Canada Facilities]

PLAINS ALL AMERICAN PIPELINE, L.P., as US Borrower,

PMC (NOVA SCOTIA) COMPANY, as Canadian Borrower,

PLAINS ALL AMERICAN PIPELINE, L.P., as Guarantor,

FLEET NATIONAL BANK, as Administrative Agent,

and CERTAIN FINANCIAL INSTITUTIONS, as US Lenders

$425,000,000 Revolving Credit Facility

$170,000,000 Revolving Credit Facility

PLAINS MARKETING CANADA, L.P., as Canadian Working Capital Borrower,

PLAINS ALL AMERICAN PIPELINE, L.P., as Guarantor,

THE BANK OF NOVA SCOTIA, as Canadian Administrative Agent,

and CERTAIN FINANCIAL INSTITUTIONS, as Canadian Lenders

$30,000,000 Canadian Revolving Credit Facility

FLEET SECURITIES, INC., as Lead Arranger and Book Manager,

WACHOVIA BANK, NATIONAL ASSOCIATION and BANK ONE, NA

as Co-Syndication Agents, and

BANK OF AMERICA, N.A. and FORTIS CAPITAL CORP., as Co-Documentation Agents,

November 21, 2003

i

Schedules and Exhibits:

Schedule 1 - Lender Schedule

Schedule 2 - Disclosure Schedule

Schedule 3 - Pricing Grid

Exhibit A-1 - US Note

Exhibit A-2 - Canadian Note

Exhibit A-3 - Canadian Working Capital Note

Exhibit B-1 - US Borrowing Notice

Exhibit B-2 - Canadian Borrowing Notice

Exhibit C-1 - US Continuation/Conversion Notice

Exhibit C-2 - Canadian Continuation/Conversion Notice

Exhibit D -  Certificate Accompanying Financial Statements

Exhibit E-1 - Opinion of In-House Counsel for Restricted Persons

Exhibit E-2 - Opinion of Fulbright & Jaworski L.L.P., Counsel for Restricted Persons

Exhibit E-3 - Opinion of Bennett Jones, Canadian Counsel for Restricted Persons

Exhibit F-1 - US Letter of Credit Application and Agreement

Exhibit F-2 - Canadian Letter of Credit Application and Agreement

Exhibit G - Assignment and Acceptance Agreement

CREDIT AGREEMENT

[US/Canada Facilities]

THIS CREDIT AGREEMENT [US/Canada Facilities] is made as of November 21, 2003, by and among PLAINS ALL AMERICAN PIPELINE, L.P., a Delaware limited partnership (“US Borrower”), PMC (NOVA SCOTIA) COMPANY, a Nova Scotia unlimited liability company (“Canadian Borrower”), and PLAINS MARKETING CANADA, L.P., an Alberta limited partnership (“Canadian Working Capital Borrower”), FLEET NATIONAL BANK, as administrative agent (in such capacity, “Administrative Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION and BANK ONE, NA, as co-syndication agents (in such capacity, “Co-Syndication Agents”), BANK OF AMERICA, N.A. and FORTIS CAPITAL CORP., as co-documentation agents (in such capacity, “Co-Documentation Agents”), and THE BANK OF NOVA SCOTIA, as Canadian Administrative Agent (in such capacity, “Canadian Administrative Agent”) and FLEET SECURITIES, INC., as lead arranger and book manager (in such capacity, “Lead Arranger and Book Manager”) and the Lenders referred to below.  In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

W I T N E S S E T H

In consideration of the mutual covenants and agreements contained herein and in consideration of the loans which may hereafter by made by Lenders and the Letters of Credit which may be made available by LC Issuer and Canadian LC Issuer to US Borrower, Canadian Borrower, and Canadian Working Capital Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - Definitions and References

Section 1.1.  Defined Terms.  As used in this Agreement, each of the following terms has the meaning given to such term  in this Section 1.1 or in the sections and subsections referred to below:

“Acquisition Period” means the period beginning, at the election of US Borrower, with the funding date of the purchase price for a Specified Acquisition and ending on the earliest of (a) the third following Fiscal Quarter end, (b) US Borrower’s receipt of proceeds of a Specified Equity Offering; and (c) US Borrower’s election in writing to terminate such Acquisition Period (provided, at the time of such election, the Debt Coverage Ratio shall not, on a pro forma basis, exceed 4.50 to 1.00); provided, however, if the Debt Coverage Ratio exceeds 4.50 to 1.00 at the end of the Fiscal Quarter ending next following such funding date, then the Acquisition Period shall be deemed to have commenced as of such funding date; provided, further, during any Acquisition Period, no additional Acquisition Period shall commence, nor shall such Acquisition Period be extended, by any subsequent Specified Acquisition until the current Acquisition Period shall have expired and US Borrower shall be in compliance with Section 7.8(ii).

“Administrative Agent” means Fleet National Bank, as Administrative Agent hereunder, and its successors in such capacity.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means (i) with respect to US Loans, Administrative Agent, (ii) with respect to Canadian Loans, Canadian Administrative Agent, and (iii) their respective successors in such capacity.

“Aggregate Percentage Share” means, with respect to a Lender, the percentage obtained by dividing (a) the sum of (i) such Lender’s Lender Commitment plus (ii) if such Lender has no outstanding Canadian Commitment, the outstanding principal amount of US Loans to Canadian Borrower by such Lender (if any), divided by (b) the sum of (i) the Commitment plus (ii) the outstanding principal amount of US Loans to Canadian Borrower by all Lenders with no outstanding Canadian Commitment.

“Agreement” means this Credit Agreement.

“All American” means All American Pipeline, L.P., a Texas limited partnership.

“Applicable Lending Office” means, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the Lender Schedule or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent or Canadian Administrative Agent, as applicable, and US Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means, as to any Type of Loan,  the percent per annum set forth on the Pricing Grid as the “Applicable Margin” for such Type of Loan, based on the Applicable Rating Level in effect on such date.  Changes in the Applicable Margin will occur automatically without prior notice as changes in the Applicable Rating Level occur.  Administrative Agent will give notice promptly to Borrowers, Canadian Administrative Agent and Lenders of changes in the Applicable Margin.

“Applicable Rating Level” means for any day, the level set forth below that corresponds to the PAA Debt Rating by the Ratings Agencies applicable on such day; provided, in the event the PAA Debt Rating by the Ratings Agencies differs by one level, the higher PAA Debt Rating shall apply; provided further, in the event the PAA Debt Rating by the Ratings Agencies differs by more than one level, the PAA Debt Rating one level above the lower PAA Debt Rating shall apply; provided, notwithstanding the foregoing, the Applicable Rating Level for the period from the date hereof through and including February 21, 2004 shall be Level III.  As used in this definition, “>“ means a rating equal to or more favorable than and “<“ means a rating less favorable than.

Rating Level	S&P	Moody’s
Level I	> BBB+	> Baa1
Level II	BBB	Baa2
Level III	BBB-	Baa3
Level IV	< BBB-	< Baa3

If either of the Rating Agencies shall not have in effect a PAA Debt Rating or if the rating system of either of the Rating Agencies shall change, or if either of the Rating Agencies shall cease to be in the business of rating corporate debt obligations, US Borrower and Majority Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency, but until such an agreement shall be reached, the Applicable Rating Level shall be based only upon the PAA Debt Rating by the remaining Rating Agency.

“BA Discount Rate” means, in respect of a BA being accepted by a Canadian Lender on any date, (i) for a Canadian Lender that is listed in Schedule I to the Bank Act (Canada), the average bankers’ acceptance rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers’ acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA (the “CDOR Rate”); or, if such rate is not available at or about such time, the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Schedule I BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA; and (ii) for a Canadian Lender that is listed in Schedule II to the Bank Act (Canada) or a Canadian Lender that is listed in Schedule III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in subsection 524 (2) of the Bank Act (Canada), the rate established by the Canadian Administrative Agent to be the lesser of (A) the CDOR Rate plus 10 Basis Points and (B) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Schedule II BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA.

“BA Equivalent Advance” means a Canadian Advance provided hereunder by a Canadian Lender in lieu of accepting and purchasing a BA pursuant to Section 2.16(f).

“Bankers’ Acceptance” or “BA” means a non-interest bearing bill of exchange on a Canadian Lender’s usual form (or a bill of exchange within the meaning of the Bill of Exchange Act Canada), or a depository bill within the meaning of the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by or on behalf of Canadian Working Capital Borrower, for a term selected by Canadian Working Capital Borrower of either one, two, three or six months (as reduced or extended by Canadian Administrative Agent, acting reasonably, to allow the maturity thereof to fall on a Business Day) payable in Canada, and accepted by a Canadian Lender in accordance with this Agreement.

“Bankruptcy and Insolvency Act (Canada)” means the Bankruptcy and Insolvency Act, S.C. 1992, c. 27, including the regulations made and, from time to time, in force under that Act.

“Base Rate” means the higher of (i) the variable per annum rate of interest so designated from time to time by Administrative Agent as its “prime rate”, or (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum.  The “prime rate” is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  Changes in the Base Rate resulting from changes in the “prime rate” shall take place immediately without notice or demand of any kind.

“Base Rate Loan” means a US Loan to US Borrower or to Canadian Borrower which does not bear interest at a rate based upon the LIBOR Rate.

“Borrowers” means, collectively, US Borrower, Canadian Borrower, and Canadian Working Capital Borrower, and their successors and assigns, in each case, so long as it is permitted to borrow hereunder or request the issuance of a Letter of Credit; “Borrower” means, individually, any of such Persons.

“Borrowing” means a borrowing of new Loans of a single Type pursuant to Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of LIBOR Loans, with the same Interest Period) pursuant to Section 2.3 or the acceptance or purchase by Canadian Lenders of Bankers’ Acceptances issued by Canadian Working Capital Borrower under Section 2.16.

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by a Borrower which meets the requirements of Section 2.2.

“Business Day” means: (i) with respect to Canadian Obligations a Canadian Business Day, and (ii) with respect to all other Obligations, a US Business Day.

“Canadian Administrative Agent” means The Bank of Nova Scotia.

“Canadian Advances” has the meaning given to such term in Section 2.1(c).

“Canadian Borrower” means PMC (Nova Scotia) Company, a Nova Scotia unlimited liability company.

“Canadian Business Day” means any day, other than a Saturday, Sunday or day which shall be in the Provinces of Ontario, Quebec or Alberta a legal holiday or day on which banking institutions are required or authorized to close.

“Canadian Commitment “ means $170,000,000, as such Canadian Commitment may be increased from time to time pursuant to Section 2.1(d) or reduced from time to time pursuant to Section 2.5(b)(iv).  Each US Lender’s Canadian Commitment shall be the amount set forth on the Lender Schedule, as such US Lender’s Canadian Commitment may be increased from time to time pursuant to Section 2.1(d).

“Canadian Commitment Fee Rate” means, on any day, the rate per annum set forth on the Pricing Grid as the “Canadian Commitment Fee Rate” based on the Applicable Rating Level on such date.  Changes in the applicable Canadian Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur.  Administrative Agent will give notice promptly to Canadian Borrower and US Lenders of any change (and its effective date) in the Applicable Rating Level and the applicable Canadian Commitment Fee Rate.

“Canadian Commitment Period” means the period from and including the date hereof until the Canadian Conversion Date (or, if earlier, the day on which the obligations of US Lenders to make US Loans to Canadian Borrower hereunder pursuant to Section 2.1(b) and the obligation of US LC Issuer to issue US Letters of Credit at the request of Canadian Borrower pursuant to Section 2.11 has been terminated or the day on which any of the Canadian Notes first becomes due and payable in full).

“Canadian Conversion Date” means November 20, 2004, or such later day to which the Canadian Conversion Date is extended pursuant to Section 2.6.

“Canadian Dollars” and “C$” means the lawful currency of Canada.

“Canadian Facility Usage” means, at the time in question, the aggregate amount of US Loans to Canadian Borrower pursuant to Section 2.1(b) and US LC Obligations with respect to US Letters of Credit issued at the request of Canadian Borrower pursuant to Section 2.11 outstanding at such time.

“Canadian LC Issuer” means The Bank of Nova Scotia in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors in such capacity.  Canadian Administrative Agent may, with the consent of Canadian Working Capital Borrower and the Canadian Lender in question, appoint any Canadian Lender hereunder as a Canadian LC Issuer in place of or in addition to The Bank of Nova Scotia.

“Canadian LC Obligations” means, at the time in question, the sum of all Matured Canadian LC Obligations plus the maximum amounts which Canadian LC Issuer might then or thereafter be called upon to advance under all Canadian Letters of Credit then outstanding.

“Canadian Lenders” means each signatory hereto designated as a Canadian Lender, and the successors and permitted assigns of each such party as holder of a Canadian Working Capital Note.

“Canadian Lender Parties” means Canadian Administrative Agent, Canadian LC Issuer, and Canadian Lenders.

“Canadian Letter of Credit” means any letter of credit issued by Canadian LC Issuer hereunder at the application of Canadian Working Capital Borrower pursuant to Section 2.11.

“Canadian Letter of Credit Fee Rate” means, on any day, the rate per annum set forth on the Pricing Grid as the “Canadian LC Fee Rate” based on the Applicable Rating Level on such date.  Changes in the applicable Canadian Letter of Credit Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur.  Administrative Agent will give notice promptly to Canadian Administrative Agent of any change (and its effective date) in the Applicable Rating Level, and Canadian Administrative Agent will in turn give notice promptly to Canadian Working Capital Borrower and Canadian Lenders of such change in the Applicable Rating Level and the applicable Canadian Letter of Credit Fee Rate.

“Canadian Loans” has the meaning given such term in Section 2.1(c) hereof.

“Canadian Notes” has the meaning given such term in Section 2.1(b) hereof.

“Canadian Obligations” means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Canadian Advances, Canadian Working Capital Notes and Canadian Letters of Credit, including all Canadian LC Obligations owing thereunder, or under or pursuant to any guaranty of the obligations of Canadian Working Capital Borrower under the Loan Documents.  “Canadian Obligation” means any part of the Canadian Obligations.

“Canadian Prime Rate” means on any day a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest per annum most recently announced by Canadian Administrative Agent as its reference rate for Canadian Dollar commercial demand loans made to a Person in Canada; and (ii) Canadian Administrative Agent’s discount rate for Bankers’ Acceptances having a maturity of one month plus one-half percent (0.5%) per annum. Changes in the Canadian Prime Rate resulting from changes in the foregoing described reference rate or discount rate shall take place immediately without notice or demand of any kind.

“Canadian Prime Rate Loan” means a Canadian Loan which bears interest at a rate based upon the Canadian Prime Rate.

“Canadian Term Loan” has the meaning given it in Section 2.7.

“Canadian Term Loan Maturity Date” means the date which is five years and one day after the Canadian Conversion Date.

“Canadian US Dollar Base Rate” means for a day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the rate of interest per annum most recently established by Canadian Administrative Agent as its reference rate for US Dollar commercial loans made to a Person in Canada.  Any change in the Canadian US Dollar Base Rate due to a change in the Canadian Administrative Agent’s reference rate shall be effective on the effective date of such change.

“Canadian Working Capital Borrower” means Plains Marketing Canada, L.P., an Alberta limited partnership.

“Canadian Working Capital Commitment” means the Dollar Equivalent of $30,000,000, as such Canadian Working Capital Commitment may be increased from time to time pursuant to Section 2.1(d) or reduced from time to time pursuant to Section 2.5(b)(iv).  The Dollar Equivalent of each Canadian Lender’s Canadian Working Capital Commitment shall be the amount set forth on the Lender Schedule, as such Canadian Lender’s Working Capital Commitment may be increased from time to time pursuant to Section 2.1(d).

“Canadian Working Capital Commitment Fee Rate” means, on any day, the rate per annum set forth on the Pricing Grid as the “Canadian Working Capital Commitment Fee Rate” based on the Applicable Rating Level on such date.  Changes in the applicable Canadian Working Capital Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur.  Administrative Agent will give notice promptly to Canadian Administrative Agent of any change (and its effective date) in the Applicable Rating Level, and Canadian Administrative Agent will in turn give notice promptly to Canadian Working Capital Borrower and Canadian Lenders of such change in the Applicable Rating Level and the applicable Canadian Working Capital Commitment Fee Rate.

“Canadian Working Capital Commitment Period” means the period from and including the date hereof until the Canadian Working Capital Maturity Date (or, if earlier, the day on which the obligation of Canadian Lenders to make Canadian Advances hereunder and the obligation of Canadian LC Issuer to issue Canadian Letters of Credit hereunder has been terminated or the day on which any of the Canadian Working Capital Notes first becomes due and payable in full).

“Canadian Working Capital Facility Usage” means, at the time in question, the Dollar Equivalent of the aggregate amount of Canadian Advances to Canadian Working Capital Borrower pursuant to Section 2.1(c) and Canadian LC Obligations.

“Canadian Working Capital Maturity Date” means November 21, 2007.

“Canadian Working Capital Notes” has the meaning given such term in Section 2.1(c) hereof.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Cash and Carry Purchases” means purchases of Petroleum Products for physical storage or in storage or in transit in pipelines which has been hedged by either a NYMEX contract, an OTC contract or a contract for physical delivery.

“Cash Equivalents” means Investments in:

(a)  marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or the federal government of Canada or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America or the federal government of Canada, as the case may be;

(b)  demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, (i) with any office of any Lender or (ii) with a domestic office of any national, state or provincial bank or trust company which is organized under the Laws of the United States of America or any state therein, or the federal government of Canada or any province therein, which has capital, surplus and undivided profits of at least

$500,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody’s or AA- by S&P;

(c)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with (i) any Lender or (ii) any other commercial bank meeting the specifications of subsection (b) above;

(d)  open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S&P; and

(e)  money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

“Change of Control” means the occurrence of any of the following events:

(i)                                     Qualifying Directors cease for any reason to constitute collectively a majority of the members of the board of directors of GP LLC (the “Board”) then in office;

(ii)                                  GP LLC shall cease to be, directly or indirectly, the sole legal and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all of the general partner interests (including all securities which are convertible into general partner interests) of General Partner.

(iii)                             General Partner shall cease to be, directly or indirectly, the sole legal and beneficial owner (as defined above) of all of the general partner interests (including all securities which are convertible into general partner interests) of US Borrower; or

(iv)                            Neither General Partner nor US Borrower shall continue to be, directly or indirectly, the sole legal and beneficial owner of the general partner interest in Plains Marketing and All American; or

(v)                               US Borrower shall cease to own, directly or indirectly, all of the outstanding partnership or equity interests in Canadian Borrower and Canadian Working Capital Borrower, if after giving effect thereto, such Canadian Borrower or Canadian Working Capital Borrower has any outstanding Obligations or any Lender shall have any outstanding Commitment thereto.

As used herein, “Qualifying Director” means (i) any Person designated by any Qualifying Owner as its representative on the Board, (ii) so long as Qualifying Owners own a majority of the ownership interests of GP LLC entitling the holders thereof to vote in elections for directors of GP LLC, any Person elected by a majority of such owners of GP LLC entitled to vote thereon, and (iii) the chief executive officer of GP LLC, and “Qualifying Owner” means Plains Resources Inc., Kayne Anderson Investment Management, EnCap Investments LLC, Sable Minerals, or any Affiliate of any of the foregoing.

“Co-Agent” shall have the meaning given that term in Section 9.10.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

“Commitment” means the sum of (a) the Canadian Commitment, plus (b) the US Commitment, plus (c) the Canadian Working Capital Commitment, in each case as of the time of determination.

“Companies’ Creditors Arrangement Act (Canada)” means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, including the regulations made and from time to time in force under that Act.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries.  References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated EBITDA” means, for any period, the sum of (1) the Consolidated Net Income during such period, plus (2) all interest expense that was deducted in determining such Consolidated Net Income for such period, plus (3) all income taxes (including any franchise taxes to the extent based upon net income) that were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, plus (5) up to $20,000,000 of any cash payments and related payroll taxes made by US Borrower prior to June 30, 2004 pursuant to the Plains All American GP LLC 1998 Long-Term Incentive Plan as in effect on the date hereof in lieu of delivery of units due certain holders of such Long-Term Incentive Plan, minus (6) all non-cash items of income which were included in determining such Consolidated Net Income.

“Consolidated Funded Indebtedness” means as of any date, the sum of the following (without duplication):  (i) the outstanding principal amount of all Indebtedness which is classified as “long-term indebtedness” on a consolidated balance sheet of US Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries) prepared as of such date in accordance with GAAP (subject to year-end audit adjustments with respect to non-year end periods) and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as “long-term indebtedness” at the creation thereof; (ii) the outstanding principal amount of Indebtedness for borrowed money of US Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries) outstanding under a revolving credit, term or similar agreement (and renewals and extensions thereof); and (iii) the outstanding principal amount of Indebtedness in respect of Capital Leases of US Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries); provided, however, Consolidated Funded Indebtedness shall not, if otherwise applicable, include (x) Indebtedness in respect of letters of credit, (y) Indebtedness incurred to finance Cash and Carry Purchases or (z) margin deposits.

“Consolidated Net Income” means, for any period, US Borrower’s and its Subsidiaries’ (excluding Unrestricted Subsidiaries) gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus US Borrower’s and its Subsidiaries’ (excluding Unrestricted Subsidiaries) expenses and other proper charges against income (including taxes on income, to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Subsidiary in which US Borrower or any of its Subsidiaries (excluding Unrestricted Subsidiaries) has an ownership interest.  Consolidated Net Income shall not include (i) any gain or loss from the sale of assets, (ii) any extraordinary gains or losses, or (iii) any non-cash gains or losses resulting from mark to market activity as a result of the implementation of SFAS 133 or EITF 98-10.  In addition, Consolidated Net Income shall not include the cost or proceeds of purchasing or selling options which are used to hedge future activity, until the period in which such hedged future activity occurs.

“Consolidated Tangible Net Worth” means the remainder of (i) all Consolidated assets, as determined in accordance with GAAP, of US Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) minus (ii) the sum of (a) US Borrower’s Consolidated liabilities, as determined in accordance with GAAP, (b) the book value of any equity interests in any of US Borrower’s Subsidiaries (excluding Unrestricted Subsidiaries) which equity interests are owned by a Person other than US Borrower or a Wholly Owned Subsidiary of US Borrower; and (c) the net book value of all assets that would be treated as intangible under GAAP, including goodwill, trademarks, trade names and service marks.  The effect of any increase or decrease of net worth in any period as a result of items of income or loss not reflected in the determination of net income but reflected in the determination of comprehensive income (to the extent provided under GAAP as in effect on the date hereof) shall be excluded in determining Consolidated Tangible Net Worth.

“Contango Credit Agreement” means that certain Uncommitted Senior Secured Discretionary Contango Facility Credit Agreement of even date herewith among Plains Marketing, Fleet National Bank, as administrative agent, and the lenders named therein.

“Continue”, “Continuation” and “Continued” shall refer to (i) the continuation pursuant to Section 2.3 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period and (ii) a rollover of a Banker’s Acceptance at maturity.

“Continuation/Conversion Notice” means a written or telephonic request, or a written confirmation, made by a Borrower which meets the requirements of Section 2.3.

“Convert, “Conversion” and “Convert” refers to a conversion pursuant to Section 2.3 of one Type of US Loan into another Type of US Loan, or of one Type of Canadian Advance into another Type of Canadian Advance.

“Debt Coverage Ratio” shall have the meaning given that term in Section 7.8.

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Default Rate” means, at the time in question, two percent (2%) per annum plus:

(a)  the LIBOR Rate plus  the Applicable Margin then in effect for each LIBOR Loan (up to the end of the applicable Interest Period),

(b)  the Base Rate plus the Applicable Margin then in effect for each Base Rate Loan,

(c)  the Canadian Prime Rate plus the Applicable Margin for each Canadian Prime Rate Loan, or

(d)  the Canadian US Dollar Base Rate plus the Applicable Margin for each Canadian US Dollar Base Rate Loan;

provided, however, the Default Rate shall never exceed the Highest Lawful Rate.

“Default Rate Period” means (i) any period during which an Event of Default, other than pursuant to Section 8.1 (a) or (b), is continuing, provided that such period shall not begin until notice of the commencement of the Default Rate has been given to the applicable Borrower by Administrative Agent upon the instruction by Majority Lenders and (ii) any period during which any Event of Default pursuant to Section 8.1 (a) or (b) is continuing unless such applicable Borrower has been notified otherwise by Administrative Agent upon the instruction by Majority Lenders.

“Depository Bills and Notes Act (Canada)” means the Depository Bills and Notes Act (Canada), R.S.C. 1998, c. 13, including the regulations made and, from time to time, in force under that Act.

“Disclosure Schedule” means Schedule 2 hereto.

“Discount Proceeds” means, in respect of each Bankers’ Acceptance, funds in an amount which is equal to:

Face Amount
1 + (Rate x Term)
365

(where “Face Amount” is the principal amount of the Bankers’ Acceptance being purchased, “Rate” is the BA Discount Rate divided by 100 and “Term” is the number of days in the term of the Bankers’ Acceptance.)

“Distribution” means (a) any dividend or other distribution (whether in cash or other property, but excluding dividends or other distributions payable in equity interests in US Borrower) with respect to any equity interest of US Borrower, (b) any payment (whether in cash or other property, but excluding dividends or other distributions payable in equity interests in US Borrower), including any sinking fund or similar deposit, on account of the retirement, redemption, purchase, cancellation, termination or other acquisition for value of any equity interest of US Borrower or (c) any other payment by US Borrower to any holder of equity interests of US Borrower with respect to such equity interests held thereby other than payments made with equity interests in US Borrower.

“Dollar Equivalent” of any amount of any currency at any date means (i) if such currency is Dollars, the amount of such currency, or (ii) if such currency is Canadian Dollars, the equivalent in Dollars of such amount of such currency based upon the rate of exchange for such conversion as quoted by the Bank of Canada at approximately 12:00 noon, Toronto time (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by Administrative Agent) on the date on or as of which such amount is to be determined.

“Dollars” and “$” means the lawful currency of the United States of America, except where otherwise specified.

“Eligible Transferee” means a Person which either (a) is a Lender, or (b) is consented to as an Eligible Transferee by Administrative Agent (and, as to the Canadian Working Capital Commitment, Canadian Administrative Agent) and, so long as no Default or Event of Default is continuing, by the relevant Borrower, which consents in each case will not be unreasonably withheld; provided no Person organized outside the United States may be an Eligible Transferee with respect to any US Obligations if US Borrower or Canadian Borrower (or, prior to the effectiveness of any such transfer, US Borrower notifies the Administrative Agent that any other Restricted Person) would be required to pay withholding taxes on interest or principal owed to such Person; provided further, no Person organized outside Canada may be an Eligible Transferee with respect to any Canadian Obligations if Canadian Working Capital Borrower (or, prior to the effectiveness of any such transfer, US Borrower notifies the Canadian Administrative Agent that any other Restricted Person) would be required to pay withholding taxes on interest or principal owed to such Person.

“Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Restricted Person, are treated as a single employer under Section 414 of the Code.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

“Event of Default” has the meaning given to such term in Section 8.1.

“Existing Agreements” means (i) that certain Second Amended and Restated Credit Agreement [Revolving Credit Facility] dated July 2, 2002 among Plains Marketing and certain Affiliates, Fleet National Bank, as administrative agent, and the agents and lenders named therein, and (ii) that certain Second Amended and Restated Credit Agreement [Letter of Credit and Hedged Inventory Facility] dated July 2, 2003 among Plains Marketing and certain Affiliates, Fleet National Bank, as administrative agent, and the agents and lenders named therein.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of US Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements.  If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to US Borrower or with respect to US Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of US Borrower or of US Borrower and its Consolidated Subsidiaries.

“General Partner” means Plains AAP, L.P., a Delaware limited partnership, in its capacity as the sole general partner of US Borrower.

“GP LLC” means Plains All American GP LLC, a Delaware limited liability company.

“Guarantors” means, as of the date hereof, US Borrower and all of its Subsidiaries, other than 3794865 Canada Ltd., Plains LPG Services GP LLC, Plains LPG Services, L.P. and Atchafalaya Pipeline, L.L.C. (excluding US Borrower with respect to the US Commitment, Canadian Borrower with respect to the Canadian Commitment, and Canadian Working Capital Borrower with respect to the Canadian Working Capital Commitment) and any other Person who has guaranteed some or all of the Obligations and who has been accepted by Administrative Agent as a Guarantor or any Subsidiary of US Borrower which now or hereafter executes and delivers a guaranty to Administrative Agent pursuant to Section 6.9.

“Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

“Highest Lawful Rate” means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations.  All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

“Income Tax Act (Canada)” means the Income Tax Act, R.S.C. 1985 c. 1 (fifth supplement), including the regulations made and, from time to time, in force under that Act.

“Indebtedness” of any Person means each of the following:

(a)  its obligations for the repayment of borrowed money,

(b)  its obligations to pay the deferred purchase price of property or services (excluding trade account payables arising in the ordinary course of business), other than contingent purchase price or similar obligations incurred in connection with an acquisition and not yet earned or determinable,

(c)  its obligations evidenced by a bond, debenture, note or similar instrument,

(d)  its obligations, as lessee, constituting principal under Capital Leases,

(e)  its direct or contingent reimbursement obligations with respect to the face amount of letters of credit pursuant to the applications or reimbursement agreements therefor,

(f)  its obligations for the repayment of outstanding banker’s acceptances, whether matured or unmatured,

(g)  its obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the obligation under such synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP (excluding, to the extent included herein, operating leases entered into in the ordinary course of business), or

(h)  its obligations under guaranties of any obligations of any other Person described in the foregoing clauses (a) through (g).

“Initial Financial Statements” means (i) the audited Consolidated financial statements of US Borrower as of December 31, 2002, and (ii) the unaudited consolidating balance sheet and income statement of US Borrower as of September 30, 2003.

“Interest Act (Canada)” means the Interest Act, R.S.C. 1985, c. I-15, including the regulations made and, from time to time, in force under that Act.

“Interest Expense” means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between US Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of US Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) in accordance with GAAP): (a) all interest and commitment fees in respect of Indebtedness of US Borrower or any of its Subsidiaries (excluding Unrestricted Subsidiaries) (including imputed interest on Capital Lease Obligations) which are accrued during such period and whether expensed in such period or capitalized; plus (b) all fees in respect of letters of credit issued for the account of US Borrower or any of its Subsidiaries, which are accrued during such period and whether expensed in such period or capitalized.

“Interest Payment Date” means (a) with respect to each Base Rate Loan, the last day of each March, June, September and December beginning December 31, 2003, and (b) with respect to each LIBOR Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six, or twelve months in length, the dates specified by Administrative Agent or Canadian Administrative Agent, as applicable, which are approximately three, six, and nine months (as appropriate) after such Interest Period begins; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1 (a) or (b).

“Interest Period” means, with respect to each particular LIBOR Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three, six or twelve months (if twelve months is available for each Lender) thereafter (and, as to US Loans, ending on a date less than 30 days thereafter as may be specified by US Borrower or Canadian Borrower, if such lesser period is available for each US Lender), as US Borrower or Canadian Borrower may elect in such notice; provided that:  (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, no Interest Period may be selected for a US Loan to US Borrower that would end after the US Maturity Date, or for a US Loan to Canadian Borrower that would end after the Canadian Conversion Date.

“Investment” means any investment made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise, and whether made in cash, by the transfer of property or by any other means.

“Judgment Interest Act (Alberta)” means the Judgment Interest Act, S.A. 1984 c. J-O.5, including the regulations made and, from time to time, in force under that Act.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or Canada or any state, province, or political subdivision thereof or of any foreign country or any department, state, province or other political subdivision thereof.

“LC Application” means any application for (i) a US Letter of Credit hereafter made by US Borrower or Canadian Borrower  to US LC Issuer, or (ii) a Canadian Letter of Credit hereafter made by Canadian Working Capital Borrower to Canadian LC Issuer.

“LC Issuer” means: (i) with respect to US Letters of Credit, US LC Issuer, (ii) with respect to Canadian Letters of Credit, Canadian LC Issuer, and (iii) their respective successors in such capacity.

“LC Obligations” means: (i) with respect to US Lenders, US LC Obligations, and (ii) with respect to Canadian Lenders, Canadian LC Obligations.

“Lender Commitment” means, with respect to a Lender, the sum of (a) the greater of (i) such Lender’s US Commitment and (ii) such Lender’s Percentage Share of the US Facility Usage, plus (b) the greater of (i) such Lender’s Canadian Commitment and (ii) such Lender’s Percentage Share of the Canadian Facility Usage, plus (c) the greater of (i) such Lender’s Canadian Working Capital Commitment, and (ii) such Lender’s Percentage Share of the Canadian Working Capital Facility Usage, in each case as of the time of determination.

“Lender Parties” means all Agents, all LC Issuers and all Lenders.

“Lenders” means (i) with respect to US Loans, US Lenders, (ii) with respect to Canadian Loans, Canadian Lenders, and (iii) collectively, US Lenders and Canadian Lenders.

“Lender Schedule” means Schedule 1 hereto.

“Letter of Credit” means a US Letter of Credit or a Canadian Letter of Credit.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“LIBOR Loan” means a US Loan that bears interest at a rate based upon the LIBOR Rate.

“LIBOR Rate” means, as applicable to any LIBOR Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) as determined on the basis of offered rates for deposits in Dollars, for a period of time comparable to such Interest Period which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate system on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period on the Reuters Page “LIBOR” (or such other page as may replace the LIBOR Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the date that is two Business Days prior to the beginning of such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/1000 of 1%).  If both the Telerate and Reuters system are unavailable, then the LIBOR Rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan as selected by Administrative Agent.  The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Loan.  In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to such LIBOR Loan cannot be determined.  In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.  “Reserve Percentage” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal, special, emergency and other reserves) which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.  Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Loans.  The LIBOR Rate for any LIBOR Loan shall change whenever the Reserve Percentage changes.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.  “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the LC Applications, the BAs, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

“Loans” means, collectively, the US Loans and the Canadian Loans.

“Majority Lenders” means Lenders whose Aggregate Percentage Shares equal or exceed fifty-one percent (51%).

“Material Adverse Change” means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) US Borrower’s Consolidated financial condition, (b) US Borrower’s Consolidated operations, properties or prospects, considered as a whole, (c) US Borrower’s, Canadian Borrower’s, or Canadian Working Capital Borrower’s ability to timely pay its Obligations, or (d) the enforceability of the material terms of any Loan Document.

“Matured Canadian LC Obligations” means all amounts paid by Canadian LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Canadian Letter of Credit and all other amounts due and owing to Canadian LC Issuer under any LC Application for any such Canadian Letter of Credit, to the extent the same have not been repaid to Canadian LC Issuer (with the proceeds of Canadian Loans or otherwise).

“Matured US LC Obligations” means all amounts paid by US LC Issuer on drafts or demands for payment drawn or made under or purported to be under any US Letter of Credit and all other amounts due and owing to US LC Issuer under any LC Application for any such US Letter of Credit, to the extent the same have not been repaid to US LC Issuer (with the proceeds of US Loans or otherwise).

“Moody’s” means Moody’s Investor Service, Inc., or its successor.

“Net Proceeds” means with respect to any Bankers’ Acceptance, the Discount Proceeds less the amount equal to the applicable Stamping Fee Rate multiplied by the face amount of such Bankers’ Acceptance.

“Notes” means, collectively, the US Notes, the Canadian Notes and the Canadian Working Capital Notes.

“Obligations” means, collectively, the US Obligations, the Canadian Obligations and all other Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents.  “Obligation” means any part of the Obligations.

“PAA Debt Rating” means the rating then in effect by a Rating Agency with respect to the long term senior unsecured non-credit enhanced debt of US Borrower.

“Percentage Share” means:

(a) with respect to US Loans to US Borrower and US Lenders, the percentage shown as each US Lender’s “US Percentage Share” on the Lender Schedule,

(b) with respect to US Loans to Canadian Borrower and US Lenders:

(i) prior to the Canadian Conversion Date and prior to any cancellation of any such US Lender’s Canadian Commitment pursuant to Section 2.6(c)(ii), the percentage shown as each US Lender’s “Canadian Percentage Share” on the Lender Schedule,

(ii) prior to the Canadian Conversion Date, but following any reduction of the Canadian Commitment pursuant to Section 2.6(c)(ii): (x) with respect to US Lenders with a continuing Canadian Commitment, (I) for purposes of Section 2.1(b), 2.5(b)(ii), 2.12(a) and 2.12(c), a percentage equal to such US Lender’s Canadian Commitment shown on the Lender Schedule divided by the aggregate Canadian Commitment following such reduction, and (II) for all other purposes, a percentage equal to such US Lender’s Canadian Commitment shown on the Lender Schedule divided by the sum of the aggregate Canadian Commitment plus the aggregate outstanding principal amount of US Loans to Canadian Borrower by US Lenders with no continuing Canadian Commitment, and (y) with respect to US Lenders with no continuing Canadian Commitment, a percentage equal to such US Lender’s US Loans to Canadian Borrower divided by the sum of the aggregate Canadian Commitment plus the aggregate outstanding principal amount of US Loans to Canadian Borrower by US Lenders with no continuing Canadian Commitment, and

(iii) on and after the Canadian Conversion Date, as to each US Lender, a percentage equal to the outstanding principal amount of such US Lender’s US Loans to Canadian Borrower divided by the aggregate outstanding principal amount of all US Lenders’ US Loans to Canadian Borrower, and

(c) with respect to Canadian Advances and Canadian Lenders, the percentage shown as each Canadian Lender’s “Canadian Working Capital Percentage Share” on the Lender Schedule.

“Permitted Lien” has the meaning given to such term in Section 7.2.

“Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

“Petroleum Products” means crude oil, condensate, natural gas, natural gas liquids (NGL’s), liquefied petroleum gases (LPG’s), refined petroleum products or any blend thereof.

“Plains Marketing” means Plains Marketing, L.P., a Delaware limited partnership.

“Pricing Grid” means Schedule 3 attached hereto.

“Rating Agency” means either S&P or Moody’s.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Restricted Person” means any of US Borrower and each Subsidiary of US Borrower, including but not limited to Plains Marketing, All American, Canadian Borrower, Canadian Working Capital Borrower and each Subsidiary of Plains Marketing, All American, Canadian Borrower, and Canadian Working Capital Borrower, but excluding, for the avoidance of doubt, Unrestricted Subsidiaries.

“Restriction Exception” means (i) any applicable Law or any instrument governing Indebtedness or equity interests, or any applicable Law or any other agreement relating to any property, assets or operations of a Person whose capital stock or other equity interests are acquired, in whole or part, by a Restricted Person pursuant to an acquisition (whether by merger, consolidation, amalgamation or otherwise), as such instrument or agreement is in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with, or in contemplation of, such acquisition), or such applicable Law is then or thereafter in effect (as applicable), which is not applicable to the acquiring Restricted Person, or the property, assets or operations of the acquiring Restricted Person, other than the acquired Person, or the property, assets or operations of such acquired Person or such acquired Person’s Subsidiaries; provided that in the case of Indebtedness, the incurrence of such Indebtedness is not prohibited hereunder, or (ii) provisions with respect to the disposition or distribution of assets in joint venture agreements or other similar agreements entered into in the ordinary course of business.

“S&P” means Standard & Poor’s Ratings Group (a division of McGraw Hill, Inc.) or its successor.

“Schedule I BA Reference Banks” means the Lenders listed in Schedule I to the Bank Act (Canada) as are, at such time, designated by Canadian Administrative Agent, with the prior consent of Canadian Working Capital Borrower (acting reasonably), as the Schedule I BA Reference Banks.

“Schedule II BA Reference Banks” means the Lenders listed in Schedule II to the Bank Act (Canada) as are, at such time, designated by Canadian Administrative Agent, with the prior consent of Canadian Working Capital Borrower (acting reasonably,) as the Schedule II BA Reference Banks.

“Significant Restricted Persons” means Borrowers, Plains Marketing, All American and Subsidiaries of US Borrower that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Exchange Act of 1934 and the Securities Act of 1933, each as amended.

“Specified Acquisition” means one or more acquisitions of assets or entities or operating lines or divisions in any rolling 12-month period for an aggregate purchase price of not less than $50,000,000.

“Specified Equity Offering” means one or more issuances of equity by US Borrower for aggregate net cash proceeds of not less than fifty percent (50%) of the aggregate purchase price of the Specified Acquisition.

“Stamping Fee Rate” means the rate per annum set forth on the Pricing Grid as the “Stamping Fee Rate” based on the Applicable Rating Level on such date, provided that during a Default Rate Period, the Stamping Fee Rate shall be increased by two percent (2%).  Changes in the applicable Stamping Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur and shall be effective with respect to BA’s issued on and after such change, but shall not apply with respect to any outstanding BA’s. Administrative Agent will give notice promptly to Canadian Administrative Agent of any change (and its effective date) in the Applicable Rating Level, and Canadian Administrative Agent will in turn give notice promptly to Canadian Working Capital Borrower and Canadian Lenders of such change in the Applicable Rating Level and the applicable Stamping Fee Rate.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled or owned more than fifty percent by such Person; provided, however, that no Unrestricted Subsidiary shall be deemed a “Subsidiary” of any Restricted Person for purposes of any Loan Document except as provided in Section 7.10.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“364-Day Credit Agreement” means that certain 364-Day Credit Agreement of even date herewith among US Borrower, Fleet National Bank, as administrative agent, and the lenders named therein.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America, the Dominion of Canada, or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

“Type” means, with respect to any Loans, the characterization of such Loans as Base Rate Loans, LIBOR Loans, Canadian Prime Rate Loans, Canadian US Dollar Base Rate Loans, or BAs.

“Unrestricted Subsidiary” shall have the meaning given it in Section 7.10.

“US Borrower” means Plains All American Pipeline, L.P., a Delaware limited partnership.

“US Business Day” means any day, other than a Saturday, Sunday or day which shall be in the Commonwealth of Massachusetts (and, as to US Loans to Canadian Borrower, in the province of Alberta) a legal holiday or day on which banking institutions are required or authorized to close.  Any Business Day in any way relating to LIBOR Loans (such as the day on which an Interest Period begins or ends) must also be a day on which commercial banks settle payments in London.

“US Commitment” means $425,000,000, as such US Commitment may be increased from time to time pursuant to Section 2.1(d) or reduced from time to time pursuant to Section 2.5(b)(iv).  Each US Lender’s US Commitment shall be the amount set forth on the Lender Schedule, as such US Lender’s US Commitment may be increased from time to time pursuant to Section 2.1(d).

“US Commitment Fee Rate” means, on any day, the rate per annum set forth on the Pricing Grid as the “US Commitment Fee Rate” based on the Applicable Rating Level on such date.  Changes in the applicable US Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur.  Administrative Agent will give notice promptly to US Borrower and US Lenders of changes in the US Commitment Fee Rate.

“US Commitment Period” means the period from and including the date hereof until the US Maturity Date (or, if earlier, the day on which the obligation of US Lenders to make US Loans to US Borrower hereunder pursuant to Section 2.1(a) and the obligation of US LC Issuer to issue US Letters of Credit at the request of US Borrower pursuant to Section 2.11 has been terminated or the day on which any of the US Notes first becomes due and payable in full).

“US Facility Usage” means, at the time in question, the aggregate amount of US Loans to US Borrower pursuant to Section 2.1(a) and US LC Obligations with respect to US Letters of Credit issued at the request of US Borrower pursuant to Section 2.11 outstanding at such time.

“US LC Issuer” means Fleet National Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity.  Administrative Agent may, with the consent of US Borrower and the US Lender in question, appoint any US Lender hereunder as a US LC Issuer in place of or in addition to Fleet National Bank.

“US LC Obligations” means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

“US Lender Parties” means Administrative Agent, US LC Issuer and US Lenders.

“US Lenders” means each signatory hereto designated as a US Lender, and the successors and permitted assigns of each such party as holder of a US Note or Canadian Note.

“US Letter of Credit” means any letter of credit issued by US LC Issuer hereunder at the application of US Borrower or Canadian Borrower pursuant to Section 2.11.

“US Letter of Credit Fee Rate” means, on any day, the rate per annum set forth on the Pricing Grid as the “US LC Fee Rate” based on the Applicable Rating Level on such date.  Changes in the applicable US Letter of Credit Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur.  Administrative Agent will give notice promptly to US Borrower and Lenders of changes in the US Letter of Credit Fee Rate.

“US Loans” means (i) loans by US Lenders to US Borrower pursuant to Section 2.1(a), (ii) loans by US Lenders to Canadian Borrower pursuant to Section 2.1(b), and (iii) Canadian Term Loans.

“US Maturity Date” means November 21, 2007.

“US Notes” has the meaning given such term in Section 2.1(a) hereof.

“US Obligations” means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the US Notes, Canadian Notes or US Letters of Credit, including all US LC Obligations owing thereunder or under or pursuant to any guaranty of the obligations of US Borrower or Canadian Borrower or under the Loan Documents.  “US Obligation” means any part of the US Obligations.

“Wholly Owned Subsidiary” means any Subsidiary of a Person, all of the issued and outstanding stock, limited liability company membership interests, or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more Subsidiaries) owned by such Person.

“Working Capital Borrowings” has the meaning given to such term in Section 2.2(c) hereof.

Section 1.2.  Exhibits and Schedules; Additional Definitions.  All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

Section 1.3.  Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

Section 1.4.  References and Titles.  All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.  The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur.  The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.”  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  References to an “officer” or “officers” of the General Partner or any Restricted Person shall mean and include officers of such Person or the controlling management entity of such Person as provided in such Person’s organizational documents, as applicable.

Section 1.5.  Calculations and Determinations.  All calculations under the Loan Documents of interest chargeable with respect to LIBOR Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days.  All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate.  Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any LIBOR Rate, BA Discount Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding.  Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

ARTICLE II - The Loans and Letters of Credit

Section 2.1.  Commitments to Lend; Notes

(a).  US Loans to US Borrower.  Subject to the terms and conditions hereof, each US Lender agrees to make US Loans to US Borrower upon US Borrower’s request from time to time during the US Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all US Lenders are requested to make US Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such US Loans, the US Facility Usage does not exceed the US Commitment determined as of the date on which the requested US Loans are to be made, and (c) after giving effect to such US Loans the US Loans by each US Lender to US Borrower plus the existing US LC Obligations of such US Lender with respect to US Letters of Credit issued at the request of US Borrower pursuant to Section 2.11 does not exceed such US Lender’s US Commitment.  The aggregate amount of all US Loans in any Borrowing must be equal to $2,000,000 or any higher integral multiple of $250,000.  The obligation of US Borrower to repay to each US Lender the aggregate amount of all US Loans made by such US Lender to US Borrower, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such US Lender’s “US Note”) made by US Borrower payable to the order of such US Lender in the form of Exhibit A-1 with appropriate insertions.  The amount of principal owing on any US Lender’s US Note at any given time shall be the aggregate amount of all US Loans theretofore made by such US Lender to US Borrower minus all payments of principal theretofore received by such US Lender on such US Note.  Interest on each US Note shall accrue and be due and payable as provided herein and therein.  Each US Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the US Maturity Date.  Subject to the terms and conditions of this Agreement, US Borrower may borrow, repay, and reborrow under this Section 2.1(a).  US Borrower may have no more than seven Borrowings of LIBOR Loans outstanding at any time.  All payments of principal and interest on the US Loans made pursuant to this Section 2.1(a) shall be made in Dollars.

(b)  US Loans to Canadian Borrower.  Subject to the terms and conditions hereof, each US Lender agrees to make loans to Canadian Borrower upon Canadian Borrower’s request from time to time during the Canadian Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all US Lenders are requested to make US Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such US Loans, the Canadian Facility Usage does not exceed the Canadian Commitment determined as of the date on which the requested US Loans are to be made, and (c) after giving effect to such US Loans the US Loans by each US Lender to Canadian Borrower plus the existing US LC Obligations of such US Lender with respect to US Letters of Credit issued at the request of Canadian Borrower pursuant to Section 2.11 does not exceed such US Lender’s Canadian Commitment.  The aggregate amount of all US Loans in any Borrowing must be equal to $2,000,000 or any higher integral multiple of $250,000.  The obligation of Canadian Borrower to repay to each US Lender the aggregate amount of all US Loans made by such US Lender to Canadian Borrower, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such US Lender’s “Canadian Note”) made by Canadian Borrower payable to the order of such US Lender in the form of Exhibit A-2 with appropriate insertions.  The amount of principal owing on any US Lender’s Canadian Note at any given time shall be the aggregate amount of all US Loans theretofore made by such US Lender to Canadian

Borrower minus all payments of principal theretofore received by such US Lender on such Canadian Note.  Interest on each Canadian Note shall accrue and be due and payable as provided herein and therein.  Each Canadian Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Canadian Term Loan Maturity Date.  Subject to the terms and conditions of this Agreement, Canadian Borrower may borrow, repay, and reborrow under this Section 2.1(b).  Canadian Borrower may have no more than seven Borrowings of LIBOR Loans outstanding at any time.  All payments of principal and interest on the US Loans made pursuant to this Section 2.1(b) shall be made in Dollars.

(c)  Canadian Advances.  Subject to the terms and conditions hereof, each Canadian Lender agrees to extend credit to Canadian Working Capital Borrower by (i) advancing funds to Canadian Working Capital Borrower specified in a Borrowing Notice (herein called such Canadian Lender’s “Canadian Loans”) and (ii) accepting and purchasing drafts of Bankers’ Acceptances issued under this Agreement by Canadian Working Capital Borrower specified in a Borrowing Notice (herein called such Canadian Lender’s “Bankers’ Acceptances”; each Canadian Lender’s Canadian Loans and Bankers’ Acceptances are herein collectively called such Canadian Lender’s “Canadian Advances”) upon Canadian Working Capital Borrower’s request from time to time during the Canadian Working Capital Commitment Period, provided that (a) subject to Sections 3.3, 3.4, and 3.6, all Canadian Lenders are requested to make Canadian Advances of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Canadian Advances, the Canadian Working Capital Facility Usage does not exceed the Canadian Working Capital Commitment determined as of the date on which the requested Canadian Advances are to be made, and (c) after giving effect to such Canadian Advances the Canadian Advances by each Canadian Lender plus the existing Canadian LC Obligations of such Canadian Lender does not exceed such Canadian Lender’s Canadian Working Capital Commitment.  The aggregate amount of all Canadian Loans in any Borrowing advanced in Canadian Dollars must be equal to C$500,000 or any higher integral multiple of C$100,000. The obligation of Canadian Working Capital Borrower to repay to each Canadian Lender the aggregate amount of all Canadian Loans made by such Canadian Lender to Canadian Working Capital Borrower, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Canadian Lender’s “Canadian Working Capital Note”) made by Canadian Working Capital Borrower payable to the order of such Canadian Lender in the form of Exhibit A-3 with appropriate insertions.  The amount of principal owing on any Canadian Lender’s Canadian Working Capital Note at any given time shall be the aggregate amount of all Canadian Loans theretofore made by such Canadian Lender minus all payments of principal theretofore received by such Canadian Lender on such Canadian Working Capital Note.  Interest on each Canadian Working Capital Note shall accrue and be due and payable as provided herein and therein.  Each Canadian Lender’s Canadian Working Capital Note shall be due and payable as provided herein and therein and shall be due and payable in full on the Canadian Working Capital Maturity Date.  Subject to the terms and conditions of this Agreement, Canadian Working Capital Borrower may borrow, repay, and reborrow under this Section 2.1(c).  Canadian Working Capital Borrower may have no more than seven Borrowings of BA’s collectively outstanding at any time.  All payments of principal and interest on the Canadian Loans shall be made in the currency in which such corresponding Canadian Loan was funded.  All Canadian Loans shall be made in Canadian Dollars, or, upon the written request of Canadian Working Capital Borrower, in Dollars.  The aggregate amount of all Canadian Loans in any Borrowing advanced in Dollars must be equal to $500,000 or any higher integral multiple of $100,000.

(d)  Increase in Commitments.  US Borrower shall have the right, without the consent of the Lenders but with the prior approval of the Administrative Agent, not to be unreasonably withheld, to cause from time to time an increase in the Commitments by adding to this Agreement one or more additional Lenders or by allowing one or more Lenders to increase their respective Commitments; provided however (i) no Event of Default shall have occurred hereunder which is continuing, (ii) no such increase shall result in the aggregate Commitment hereunder to exceed $750,000,000, and (iii) no Lender’s Commitment shall be increased without such Lender’s consent.  Upon any increase in the aggregate Commitment pursuant to the immediately preceding sentence, the Lenders hereby authorize the Administrative Agent and the Borrowers to make non-ratable borrowings and prepayments of the Loans, and if any such prepayment requires the payment of LIBOR Loans, Borrowers shall pay any required amounts pursuant to Section 3.6 other than on the last day of the applicable Interest Period, in order to ensure that the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Percentage Shares and that the Commitments shall be as set forth in the Lenders Schedule and no such borrowing or prepayment shall violate any provisions of this Agreement.

Section 2.2.  Requests for Loans.  A requesting Borrower must give to the appropriate Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing.  Each such notice constitutes a “Borrowing Notice” hereunder and must:

(a)  specify (i) as to US Loans (A) the aggregate amount of any such Borrowing and the date on which Base Rate Loans are to be advanced, or (B) the aggregate amount of any such Borrowing of new LIBOR Loans, the date on which such LIBOR Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, or (ii) as to Canadian Loans (A)  the aggregate amount of any such Borrowing of new Canadian Prime Rate Loans (if Canadian Dollar-denominated Loans) or Canadian US Dollar Base Rate Loans (if Dollar-denominated Loans) and the date on which such Canadian Loans are to be advanced, or (i) the aggregate amount of any such Borrowing by way of Bankers’ Acceptances (subject to Section 2.16(f)), and the date on which such Bankers’ Acceptances are to be accepted and the maturity of such Bankers’ Acceptances;

(b)  be received by the appropriate Agent not later than 11:00 a.m., Boston, Massachusetts time or Toronto, Canada time, as the case may be, on (i) the day on which any such Base Rate Loans are to be made, (ii) the third Business Day preceding the day on which any such LIBOR Loans are to be made or any such Bankers’ Acceptances are to be issued; and

(c)  if any requested Borrowing or portion thereof is to be utilized exclusively for working capital purposes (such Borrowing or such portion being called a “Working Capital Borrowing”), such Borrower shall specify in the Borrowing Notice that such Borrowing or such portion is a Working Capital Borrowing.  In addition, any repayment of a Loan that is intended as a repayment of all or any part of the outstanding amount of one or more Working Capital Borrowings shall be so identified to the appropriate Agent at the time of such repayment.

Each such written request or confirmation must be made in the form and substance of the “US Borrowing Notice” attached hereto as Exhibit B-1 or the “Canadian Borrowing Notice” attached hereto as Exhibit B-2, duly completed.  Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by such Borrower as to the matters which are required to be set out in such written confirmation.  Upon receipt of any such Borrowing Notice, the appropriate Agent shall give each US Lender or Canadian Lender, as the case may be, prompt notice of the terms thereof.  If all conditions precedent to such new Loans have been met, each US Lender or Canadian Lender, as the case may be, will on the date requested promptly remit to the appropriate Agent at its office in Boston, Massachusetts or Toronto, Canada, as the case may be, the amount of such Lender’s new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, such Agent shall promptly make such Loans available to the requesting Borrower.  Unless an Agent shall have received prompt notice from a Lender that such Lender will not make available to such Borrower such Lender’s new Loan, such Agent may in its discretion assume that such Lender has made such Loan available to such Agent in accordance with this section, and such Agent may if it chooses, in reliance upon such assumption, make such Loan available to such Borrower.  If and to the extent such Lender shall not so make its new Loan available to such Agent, such Lender and requesting Borrower severally agree to pay or repay to such Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to such Borrower until the date such amount is paid or repaid to such Agent, with interest at (i) as to US Loans, the Federal Funds Rate, and as to Canadian Loans, the “Bank Rate” as set by the Bank of Canada, as quoted on Reuters page BOCFAD, if such Lender is making such payment, and (ii) the interest rate applicable at the time to the other new Loans made on such date, if such Borrower is making such repayment.  If neither such Lender nor such Borrower pays or repays to such Agent such amount within such three-day period, such Agent shall be entitled to recover from such Borrower, on demand in lieu of the interest provided for in the preceding sentence, interest thereon at the Default Rate, calculated from the date such amount was made available to such Borrower.  The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.  All Borrowings of US Loans shall be advanced in Dollars.  All Borrowings of Canadian Loans shall be advanced in Canadian Dollars, or, upon the written request of Canadian Working Capital Borrower, in Dollars in an amount equal to the Dollar Equivalent of such requested Canadian Loan.

Section 2.3.  Continuations and Conversions of Existing Loans.  US Borrower or Canadian Borrower may make the following elections with respect to US Loans already outstanding: (i) to Convert, in whole or in part, Base Rate Loans to LIBOR Loans, (ii) to Convert, in whole or in part, LIBOR Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and (iii) to Continue, in whole or in part, LIBOR Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration.  Subject to the terms of Section 2.17 with respect to Bankers’ Acceptances, Canadian Working Capital Borrower may make the following elections with respect to Canadian Advances already outstanding: (i) to Convert any Type of Canadian Advance to any other Type of Canadian Advance, provided that any such Conversion of a Bankers’ Acceptance must be made on the date of maturity thereof; and (ii) to rollover any existing Bankers’ Acceptance by designating the new maturity date applicable thereto.  In making such elections, such Borrower may combine existing US Loans to such Borrower or Canadian Advances to such Borrower made pursuant to separate Borrowings into one new Borrowing or divide existing US Loans to such Borrower or Canadian Advances to such Borrower made pursuant to one Borrowing into separate new Borrowings, provided that such Borrower may have no more than seven Borrowings of LIBOR Loans or seven BA’s outstanding at any time.  To make any such election, such Borrower must give to the appropriate Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans or Canadian Advances, with a separate notice given for each new Borrowing.  Each such notice constitutes a “Continuation/Conversion Notice” hereunder and must:

(i)  specify the existing US Loans or Canadian Advances which are to be Continued or Converted;

(ii)  specify (A) the aggregate amount of any Borrowing of Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans into which such existing US Loans or Canadian Advances, as the case may be, are to be Continued or Converted and the date on which such Continuation or Conversion is to occur, (B) the aggregate amount of any Borrowing of LIBOR Loans into which such existing US Loans are to be Continued or Converted,  the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such LIBOR Loans), and the length of the applicable Interest Period, or (C) the amount of any Borrowing of Bankers’ Acceptances into which such existing Canadian Advances are to be Continued or Converted, the date on which such Continuation or Conversion is to occur, and the maturity of such Bankers’ Acceptances; and

(iii) be received by the appropriate Agent not later than 11:00 a.m. Boston, Massachusetts time or Toronto, Canada time, as the case may be, on (i) the day on which any such Continuation or Conversion to Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to LIBOR Loans or Bankers’ Acceptances is to occur.

Each such written request or confirmation must be made in the form and substance of the “US Continuation/Conversion Notice” attached hereto as Exhibit C-1 or the “Canadian Continuation/Conversion Notice” attached hereto as Exhibit C-2, as appropriate, duly completed.  Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the requesting Borrower as to the matters which are required to be set out in such written confirmation.  Upon receipt of any such Continuation/Conversion Notice, the appropriate Agent shall give each US Lender or Canadian Lender, as the case may be,  prompt notice of the terms thereof.  Each Continuation/Conversion Notice shall be irrevocable and binding on the requesting Borrower.  During the continuance of any Default, neither US Borrower nor Canadian Borrower may make any election to Convert existing US Loans into LIBOR Loans or Continue existing US Loans as LIBOR Loans beyond the expiration of their respective and corresponding Interest Period then in effect, nor may Canadian Working Capital Borrower make any election to Convert existing Canadian Advances into Bankers’ Acceptances or to rollover existing Bankers’ Acceptances into new Bankers’ Acceptances.  If (due to the existence of a Default or for any other reason) any Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing LIBOR Loans or Bankers’ Acceptances at least three days prior to the end of the Interest Period applicable to such LIBOR Loans or the maturity of such Bankers’ Acceptance, any such LIBOR Loans, to the extent not prepaid at the end of such Interest Period, shall automatically be Converted into Base Rate Loans at the end of such Interest Period, and any such Bankers’ Acceptances, to the extent not prepaid at such maturity, shall automatically be Converted into Canadian Prime Rate Loans at such maturity.  No new funds shall be repaid by any Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing US Loans or Canadian Advances pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to such already outstanding US Loans or Canadian Advances.

Section 2.4.  Use of Proceeds.  Borrowers shall use all Loans and Canadian Advances to (a) refinance outstanding indebtedness under the Existing Agreements, and (b) finance capital expenditures of any Restricted Person, pay reimbursement obligations of Letters of Credit, provide working capital for operations and for other general business purposes, including acquisitions.  Borrowers shall use all Letters of Credit for its and its Subsidiaries’ general corporate purposes including in relation to the purchase or exchange by Borrowers of Petroleum Products.  In no event shall the funds from any Loans, Canadian Advances or any Letters of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock.  Borrowers represent and warrant that they are not engaged principally, or as one of their important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

Section 2.5.  Interest Rates and Fees.

(a)  Interest Rates.

(i)  Each US Loan shall bear interest as follows: (A) unless the Default Rate shall apply, each Base Rate Loan shall bear interest on each day outstanding at the Base Rate plus the Applicable Margin in effect on such day, and each LIBOR Loan shall bear interest on each day during the related Interest Period at the related LIBOR Rate plus the Applicable Margin in effect on such day, and (B) during a Default Rate Period, all US Loans shall bear interest on each day outstanding at the applicable Default Rate.

(ii)  Each Canadian Loan shall bear interest as follows:  (A) unless the Default Rate shall apply, each Canadian Prime Rate Loan shall bear interest on each day outstanding at the Canadian Prime Rate plus the Applicable Margin in effect on such day, and each Canadian US Dollar Base Rate Loan shall bear interest on each day outstanding at the Canadian US Dollar Base Rate plus the Applicable Margin in effect on such day, and (B) during a Default Rate Period, all Canadian Loans shall bear interest on each day outstanding at the applicable Default Rate.

(iii)  If an Event of Default based upon Section 8.1(a), Section 8.1(b) or, with respect to any Borrower, based upon Section 8.1(h)(i), (h)(ii) or (h)(iii) exists and the Loans are not bearing interest at the Default Rate, the past due principal and past due interest shall bear interest on each day outstanding at the applicable Default Rate.

(iv)  The interest rate shall change whenever the applicable Base Rate, LIBOR Rate, Canadian Prime Rate, Canadian US Dollar Base Rate or Applicable Margin changes.  In no event shall the interest rate on any Loan exceed the Highest Lawful Rate.

(b)  Commitment Fees; Reduction of Commitments.

(i)  In consideration of each US Lender’s commitment to make US Loans to US Borrower pursuant to Section 2.1(a), US Borrower will pay to Administrative Agent for the account of each US Lender a commitment fee determined on a daily basis equal to the US Commitment Fee Rate in effect on such day times such US Lender’s Percentage Share of the unused portion of the US Commitment on each day during the US Commitment Period, determined for each such day by deducting from the amount of the US Commitment at the end of such day the US Facility Usage.

(ii)  In consideration of each US Lender’s commitment to make US Loans to Canadian Borrower pursuant to Section 2.1(b), Canadian Borrower will pay to Administrative Agent for the account of each US Lender a commitment fee determined on a daily basis equal to the Canadian Commitment Fee Rate in effect on such day times such US Lender’s Percentage Share of the unused portion of the Canadian Commitment on each day during the Canadian Commitment Period, determined for each such day by deducting from the amount of the Canadian Commitment at the end of such day the Canadian Facility Usage.

(iii)  In consideration of each Canadian Lender’s commitment to make Canadian Loans to Canadian Working Capital Borrower pursuant to Section 2.1(c), Canadian Borrower will pay to Canadian Administrative Agent for the account of each Canadian Lender a commitment fee determined on a daily basis equal to the Canadian Working Capital Commitment Fee Rate in effect on such day times such Canadian Lender’s Percentage Share of the unused portion of the Canadian Working Capital Commitment on each day during the Canadian Working Capital Commitment Period, determined for each such day by deducting from the amount of the Canadian Working Capital Commitment at the end of such day the Canadian Working Capital Facility Usage.

(iv)  Each such commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the US Commitment Period, Canadian Commitment Period, and Canadian Working Capital Commitment Period, as the case may be.  Each Borrower shall have the right from time to time to permanently reduce the US Commitment, Canadian Commitment or Canadian Working Capital Commitment, as the case may be, provided that (A) notice of such reduction is given not less than 2 Business Days prior to such reduction, (B) the resulting US Commitment, Canadian Commitment or Canadian Working Capital Commitment is not less than the US Facility Usage, Canadian Facility Usage or Canadian Working Capital Facility Usage, respectively, and (C) each partial reduction shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof.

(c)  Stamping Fees.  In consideration of each Canadian Lender’s commitment to accept or participate in Bankers’ Acceptances under this Agreement, Canadian Working Capital Borrower will pay to Canadian Administrative Agent for the account of such Canadian Lender the Stamping Fee Rate multiplied by the face amount of each Bankers’ Acceptance accepted by such Canadian Lender under this Agreement calculated for the number of days in the term of such Bankers’ Acceptance.  Such fee shall be due and payable on the date on which such Bankers’ Acceptances are accepted and shall be deducted from the Discount Proceeds paid to Canadian Working Capital Borrower.  Such fee shall be non-refundable, notwithstanding any reduction in the Stamping Fee Rate during the term of such Bankers’ Acceptances.

(d)  Agents’ Fees.  In addition to all other amounts due to Administrative Agent under the Loan Documents, US Borrower will pay fees to Administrative Agent as described in the fee letter dated October 20, 2003 between Administrative Agent and US Borrower.  In addition to all other amounts due to Canadian Administrative Agent under the Loan Documents, Canadian Working Capital Borrower will pay fees to Canadian Administrative Agent as described in the agency fee agreement between Canadian Administrative Agent and Canadian Working Capital Borrower.

Section 2.6.  Extension of Canadian Conversion Date.

(a)  Canadian Borrower may, at its option and from time to time during the Canadian Commitment Period, request an offer to extend the Canadian Commitment Period by delivering to Administrative Agent a written request made by Canadian Borrower to each US Lender with a portion of the Canadian Commitment to issue an offer to Canadian Borrower extending the Canadian Commitment Period for a further 364 days not more than sixty days and not less than thirty days prior to the then current Canadian Conversion Date.  Administrative Agent shall forthwith provide a copy of the request to each such US Lender.  Upon receipt from Administrative Agent of such request, each such US Lender shall, within twenty days after the date of such US Lender’s receipt of such request from Administrative Agent, either:

(i)  notify Administrative Agent of its acceptance of the request and the terms and conditions, if any, upon which such US Lender is prepared to extend the Canadian Conversion Date; or

(ii)  notify Administrative Agent that such request has been denied, such notice to forthwith be forwarded by Administrative Agent to Canadian Borrower to allow Canadian Borrower to seek a replacement lender (any such US Lender giving notice of such denial is herein called a “Non-Accepting Lender”).  The failure of a US Lender to so notify Administrative Agent within such twenty day period shall be deemed to be notification by such US Lender to Administrative Agent that such US Lender has denied such request.

(b)  Following any US Lender or US Lenders (including any replacement lender that has agreed to become a US Lender hereunder and to accept all or a portion of the Canadian Commitments of Non-Accepting Lenders and such extension request) notice to Administrative Agent under Section 2.6(a) that such US Lender or US Lenders accept such request, such acceptance having common terms and conditions, Administrative Agent shall deliver to Canadian Borrower such offer incorporating the said terms and conditions.  Such offer shall be open for acceptance by Canadian Borrower until the fifth Business Day immediately preceding the then current Canadian Conversion Date.  Upon written notice by Canadian Borrower to

Administrative Agent accepting such offer and agreeing to the terms and conditions, if any, specified therein (the date of such notice of acceptance being called the “Extension Date”), the Canadian Conversion Date shall be extended to the date 364 days from the Extension Date and the terms and conditions specified in such offer shall be immediately effective.

(c)  Upon Canadian Borrower’s acceptance of US Lenders’ offer to extend the Canadian Commitment Period pursuant to Section 2.6(b) above, Canadian Borrower shall be entitled to choose any of the following in respect of each Non-Accepting Lender prior to the Extension Date, provided that if Canadian Borrower does not make an election prior to such Canadian Conversion Date, Canadian Borrower shall be deemed to have irrevocably elected to exercise the provisions of Section 2.6(c)(ii)(B):

(i)  replace the Non-Accepting Lender by reaching satisfactory arrangements with one or more existing US Lenders or new US Lenders, for the purchase, assignment and assumption of the US Obligations owing by Canadian Borrower and Canadian Commitment of such Non-Accepting Lender, and such Non-Accepting Lender shall be obligated to sell and/or assign such US Obligations owing by Canadian Borrower and Canadian Commitment in accordance with the terms hereof;

(ii) the Non-Accepting Lender’s obligation to make new US Loans to Canadian Borrower and participate in US Letters of Credit issued hereunder at the request of Canadian Borrower shall be canceled as of the Extension Date, the Canadian Commitment shall be reduced by the amount so canceled, and either (A) on or prior to the Extension Date the Canadian Borrower shall repay in full all US Obligations owing by Canadian Borrower to such Non-Accepting Lender, or (B) all US Obligations owing by Canadian Borrower to such Non-Accepting Lender shall convert to a term loan maturing on the date five years and one day after the date of such conversion.

In connection with any such replacement of a US Lender pursuant to Section 2.6(c)(i) above, the Canadian Borrower shall pay all costs that would have been due to such Lender Party pursuant to Section 3.6 if such US Lender’s Canadian Advances had been prepaid at the time of such replacement.

(d)  Canadian Borrower understands that the consideration of any request constitutes an independent credit decision which each US Lender retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by a US Lender and that any offer to extend the Canadian Conversion Date may be on such terms and conditions in addition to those set out herein as the extending US Lenders stipulate.

(e) Upon the conversion of any Lender’s US Loan to Canadian Borrower to a term loan pursuant to Section 2.6(c)(ii)(B) above or to a Canadian Term Loan pursuant to Section 2.7 below, Canadian Borrower will pay to such Lender a conversion fee equal to one-quarter percent (0.25%) of the outstanding principal amount of such US Loan as of such conversion, due and payable on the date of such conversion.

Section 2.7.  Conversion to Canadian Term Loan.  Unless there is an extension of the Canadian Commitment Period in accordance with Section 2.6, effective at 11:59 p.m. Boston, Massachusetts time on the day immediately preceding the Canadian Conversion Date, and provided that no Event of Default shall have occurred and be continuing, (i) each US Lender’s obligation to make new US Loans to Canadian Borrower and US LC Issuer’s obligation to issue US Letters of Credit hereunder at the request of Canadian Borrower shall be canceled automatically, (ii) each US Lender’s US Loans to Canadian Borrower shall become term loans (“Canadian Term Loans”) maturing on the Canadian Term Loan Maturity Date and (iii) Canadian Borrower shall pay to such US Lenders the conversion fee set forth in Section 2.6(e) above..

Section 2.8.  Optional Prepayments.

(a)  US Loans.  US Borrower or Canadian Borrower may, upon three Business Days’ notice, as to LIBOR Loans, or same Business Day’s notice, as to Base Rate Loans, to Administrative Agent (and Administrative Agent will promptly give notice to the other US Lenders) from time to time and without premium or penalty prepay the US Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the US Loans equals $2,500,000 or any higher integral multiple of $250,000.  Upon receipt of any such notice, Administrative Agent shall give each US Lender prompt notice of the terms thereof.

(b)  Canadian Loans.  Canadian Working Capital Borrower may, upon three Business Days’ notice to Canadian Administrative Agent (and Canadian Administrative Agent will promptly give notice to the other Canadian Lenders) from time to time and without premium or penalty prepay the Canadian Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Canadian Loans equals $2,500,000 or any higher integral multiple of $250,000.  No BA may be prepaid hereunder except in accordance with Section 2.19.

(c)  Accrued and Unpaid Interest.  Each prepayment of principal of a Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.  Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

(d)  Prepayment.  Following notice by any Borrower pursuant to Section 2.8(a) or (b) above, such Borrower shall make such prepayment, and the prepayment amount specified in such notice shall be due and payable, on the date specified in such notice.

Section 2.9.  Mandatory Prepayments.

(a) US Loans to US Borrower.  If at any time the US Facility Usage exceeds the US Commitment (whether due to a reduction in the US Commitment in accordance with this Agreement, or otherwise), US Borrower shall immediately upon demand prepay the principal of the US Loans made to US Borrower in an amount at least equal to such excess.

(b) US Loans to Canadian Borrower.  If at any time the Canadian Facility Usage exceeds the Canadian Commitment (whether due to a reduction in the Canadian Commitment in accordance with this Agreement, or otherwise), Canadian Borrower shall immediately upon demand prepay the principal of the US Loans made to Canadian Borrower in an amount at least equal to such excess.

(c) Canadian Loans.  Except to the extent permitted by Section 2.9(e), if the Canadian Working Capital Facility Usage ever exceeds the Canadian Working Capital Commitment, Canadian Working Capital Borrower shall immediately on demand prepay the principal of the Canadian Advances in an amount at least equal to such excess.  Any such excess shall be applied first to outstanding Canadian Loans, and then to prepay BA’s in accordance with Section 2.19.

(d)  Working Capital Borrowings.  For an economically meaningful period of time in each Fiscal Year, as reasonably determined by GP LLC, the aggregate outstanding principal balance of all Working Capital Borrowings shall be reduced to a relatively small amount as may be reasonably specified by GP LLC.

(e)  Currency Fluctuations.  Notwithstanding any other provision of this Agreement, Canadian Administrative Agent shall have the right to calculate the outstanding Canadian Working Capital Facility Usage for all purposes including making a determination from time to time of the available undrawn portion of the Canadian Working Capital Commitment.  If following such calculation, Canadian Administrative Agent determines that the Canadian Working Capital Facility Usage is greater than 105% of the Canadian Working Capital Commitment, then Canadian Administrative Agent shall so advise Canadian Working Capital Borrower and Canadian Working Capital Borrower shall repay, on the earlier of five Business Days after such advice and the next applicable Interest Payment Date immediately following such advice, an amount sufficient to eliminate such excess, together with all accrued interest on the amount so paid.  Any such excess shall be applied first to outstanding Canadian Loans, and then to prepay BA’s in accordance with Section 2.19.

(f)  Canadian Income Tax.  Except as otherwise provided in Section 8.1, notwithstanding anything to the contrary contained herein, in no event shall Canadian Borrower be required to repay 25% or more of the principal amount (as defined in the Income Tax Act (Canada)) of any US Loan to Canadian Borrower prior to five years and a day after the date on which such US Loan is made.

(g)  Accrued and Unpaid Interest.  Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.  Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.10.  Letters of Credit.  Subject to the terms and conditions hereof, US Borrower and Canadian Borrower may during the US Commitment Period and Canadian Commitment Period, respectively, request US LC Issuer to issue, amend, or extend the expiration date of, one or more US Letters of Credit, and Canadian Working Capital Borrower may during the Canadian Working Capital Commitment Period request Canadian LC Issuer to issue, amend, or extend the expiration date of, one or more Canadian Letters of Credit, provided that, after taking such Letter of Credit into account:

(a)  (i) as to a US Letter of Credit requested by US Borrower, the US Facility Usage does not exceed the US Commitment at such time, (ii) as to a US Letter of Credit requested by Canadian Borrower, the Canadian Facility Usage does not exceed the Canadian Commitment at such time, or (iii) as to a Canadian Letter of Credit, the

Canadian Working Capital Facility Usage does not exceed the Canadian Working Capital Commitment;

(b)  the expiration date of such Letter of Credit is prior to the earlier of (i) one (1) year after the date of issuance of such Letter of Credit, or (ii) (A) as to a US Letter of Credit requested by US Borrower, the end of the US Commitment Period, (B) as to a US Letter of Credit requested by Canadian Borrower, the Canadian Conversion Date, or (C) as to a Canadian Letter of Credit, the end of the Canadian Working Capital Commitment Period;

(c)  such Letter of Credit is to be used for general corporate purposes of such requesting Borrower or any of its Subsidiaries and is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person, except Indebtedness of a Restricted Person;

(d)  the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

(e)  the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion; and

(f)  all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

The appropriate LC Issuer will honor any such request if the foregoing conditions (a) through (f) (in the following Section 2.11 called the “LC Conditions”) have been met as of the date of issuance, amendment, or extension of the expiration, of such Letter of Credit.  The outstanding letters of credit issued by either LC Issuer under the Existing Agreements shall be deemed to be Letters of Credit issued hereunder; each Borrower hereby represents and warrants that the LC Conditions have been met as of the date hereof with respect to each such Letter of Credit.  Any requesting Borrower may request that any Letter of Credit be issued in Dollars or in Canadian Dollars, and, subject to the terms and conditions hereof, LC Issuers will honor such requests.

Section 2.11.  Requesting Letters of Credit.  The requesting Borrower must make written application for any Letter of Credit at least two Business Days before the date on which such Borrower desires for the appropriate LC Issuer to issue such Letter of Credit.  By making any such written application, unless otherwise expressly stated therein, such Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.10 will be met as of the date of issuance of such Letter of Credit.  Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit F-1, as to US Letters of Credit, and Exhibit F-2, as to Canadian Letters of Credit, and the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by such LC Issuer and such Borrower).  If all LC Conditions for a Letter of Credit have been met as described in Section 2.10 on any Business Day before 11:00 a.m. Boston, Massachusetts time or Toronto, Canada time, as the case may be, such LC Issuer will issue such Letter of Credit on the same Business Day at such LC Issuer’s office in Boston, Massachusetts or Toronto, Canada, as the case may be.  If the LC Conditions are met as described in Section 2.10 on any Business Day on or after 11:00 a.m. at such LC Issuer’s office in Boston, Massachusetts or Toronto, Canada, local time, such LC Issuer will issue such Letter of Credit on the next succeeding Business Day at such LC Issuer’s office in Boston, Massachusetts or Toronto, Canada, as the case may be.  If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

Section 2.12.  Reimbursement and Participations.

(a)  Reimbursement or Borrowing by Borrower.  Each Matured US LC Obligation shall constitute a loan by US LC Issuer to US Borrower, to the extent such Borrower requested such Letter of Credit.  US Borrower promises to pay to US LC Issuer, or to US LC Issuer’s order, on demand, the full amount of each Matured US LC Obligation with respect to Letters of Credit requested by US Borrower, together with interest thereon  (i) at the Base Rate plus the Applicable Margin to and including the second Business Day after the Matured US LC Obligation is incurred and (ii) at the Default Rate on each day thereafter.  With respect to any Matured US LC Obligation with respect to Letters of Credit requested by Canadian Borrower, unless payment thereof is otherwise made to or to the order of US LC Issuer, Canadian Borrower shall be deemed to have requested a Base Rate Loan at 10:59 a.m., Toronto, Canada time, on the date US LC Issuer pays such Matured US LC Obligation, without regard to the minimum and multiples specified in Section 2.1(b) or any conditions set forth in Section 4.2, and each US Lender agrees upon notice by US LC Issuer of such payment of such Matured US LC Obligation to fund its Percentage Share of such deemed Base Rate Loan, notwithstanding the failure of any condition set forth in Section 2.1(b) or 4.2 to be satisfied.  Canadian Borrower and US Lenders agree that the proceeds of such Base Rate Loans, and any interest accrued thereon, shall be paid directly to US LC Issuer and applied to such Matured US LC Obligation.  Each Matured Canadian LC Obligation shall constitute a loan by Canadian LC Issuer to Canadian Working Capital Borrower.  Canadian Working Capital Borrower promises to pay to Canadian LC Issuer, or to Canadian LC Issuer’s order, on demand, the full amount of each Matured Canadian LC Obligation, together with interest thereon  (i) at the Canadian Prime Rate plus the Applicable Margin to and including the second Business Day after the Matured Canadian LC Obligation is incurred and (ii) at the Default Rate on each day thereafter.

(b)  Letter of Credit Advances.  If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then the appropriate Borrower may, during the interval between the making thereof and the honoring thereof by the LC Issuer thereof, request US Lenders or Canadian Lenders, as the case may be, to make US Loans or Canadian Advances to such Borrower in the amount of such draft or demand, which US Loans or Canadian Advances shall be made concurrently with such LC Issuer’s payment of such draft or demand and shall be immediately used by such LC Issuer to repay the amount of such resulting Matured US LC Obligation or Matured Canadian LC Obligation.  Such a request by a Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1(a), (b) or (c), the amount of such US Loans or Canadian Advances shall be considered, but the amount of the Matured US LC Obligation or Matured Canadian LC Obligation, as the case may be, to be concurrently paid by such US Loans or such Canadian Advances shall not be considered.

(c)  Participation by Lenders.  US LC Issuer and Canadian LC Issuer irrevocably agree to grant and hereby grants to each US Lender or Canadian Lender, respectively, and — to induce US

LC Issuer and Canadian LC Issuer to issue US Letters of Credit and Canadian Letters of Credit hereunder — each US Lender (other than, with respect to US Letters of Credit issued at the request of Canadian Borrower, US Lenders with no continuing Canadian Commitment) and each Canadian Lender respectively irrevocably agrees to accept and purchase and hereby accepts and purchases from US LC Issuer or Canadian LC Issuer, respectively, on the terms and conditions hereinafter stated and for such Lender’s own account and risk an undivided interest equal to such US Lender’s or such Canadian Lender’s Percentage Share of such LC Issuer’s obligations and rights under each US Letter of Credit or Canadian Letter of Credit, respectively, issued hereunder and the amount of each Matured US LC Obligation or Matured Canadian LC Obligation, respectively, paid by such LC Issuer thereunder.  Each US Lender and each Canadian Lender unconditionally and irrevocably agrees with US LC Issuer and Canadian LC Issuer, respectively,  that, if a Matured US LC Obligation or Matured Canadian LC Obligation is paid under any Letter of Credit for which such LC Issuer is not reimbursed in full by the Borrower that requested such Letter of Credit in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or Canadian Advances or by the application of funds held by Agents and applied to LC Obligations as they mature), such US Lender or Canadian Lender shall (in all circumstances and without set-off or counterclaim) pay to US LC Issuer or Canadian LC Issuer, respectively, on demand, in immediately available funds at such LC Issuer’s address for notices hereunder, such US Lender’s or such Canadian Lender’s Percentage Share of such respective Matured US LC Obligation or Matured Canadian LC Obligation (or any portion thereof which has not been reimbursed by such Borrower).  Each Lender’s obligation to pay an LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional.  If any amount required to be paid by any Lender to an LC Issuer pursuant to this subsection is paid by such Lender to such LC Issuer within three Business Days after the date such payment is due, such LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate, as to US Lenders, and at the “Bank Rate” as set by the Bank of Canada, as quoted on Reuters page BOCFAD, as to Canadian Lenders.  If any amount required to be paid by any Lender to an LC Issuer pursuant to this subsection is not paid by such Lender to such LC Issuer within three Business Days after the date such payment is due, such LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Base Rate, as to US Lenders, or at the Canadian Prime Rate, as to Canadian Lenders, plus in each case the Applicable Margin.

(d)  Distributions to Participants.  Whenever an LC Issuer has in accordance with this section received from any Lender payment of such Lender’s Percentage Share of any Matured US LC Obligation or Matured Canadian LC Obligation, if such LC Issuer thereafter receives any payment of such Matured US LC Obligation or Matured Canadian LC Obligation or any payment of interest thereon (whether directly from the Borrower that requested such Letter of Credit or otherwise, and excluding only interest for any period prior to such LC Issuer’s demand that such Lender make such payment of its Percentage Share), such LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by such LC Issuer; provided, however, that if any such payment received by an LC Issuer must thereafter be returned by such LC Issuer, such Lender shall return to such LC Issuer the portion thereof which such LC Issuer has previously distributed to it.

(e)  Calculations.  A written advice setting forth in reasonable detail the amounts owing under this section, submitted by an LC Issuer to the appropriate Borrower or any US Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

Section 2.13.  Letter of Credit Fees.

(a)  US Letter of Credit Fees.  In consideration of US LC Issuer’s issuance of any US Letter of Credit, US Borrower or Canadian Borrower requesting such Letter of Credit agrees to pay (i) to Administrative Agent for the account of each US Lender in proportion to its Percentage Share, a US Letter of Credit fee equal to the US Letter of Credit Fee Rate applicable each day times the undrawn face amount of such US Letter of Credit and (ii) to such US LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (.125%) per annum times the undrawn face amount of such US Letter of Credit.

(b) Canadian Letter of Credit Fees.  In consideration of Canadian LC Issuer’s issuance of any Canadian Letter of Credit, Canadian Borrower agrees to pay (i) to Canadian Administrative Agent for the account of each Canadian Lender in proportion to its Percentage Share, a Canadian Letter of Credit fee equal to the Canadian Letter of Credit Fee Rate applicable each day times the undrawn face amount of such Canadian Letter of Credit and (ii) to such Canadian LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (.125%) per annum times the undrawn face amount of such Canadian Letter of Credit.

(c)  Each such fee will be calculated on the undrawn face amount of each Letter of Credit outstanding on each day at the above applicable rates and will be payable quarterly in arrears on the last day of each March, June, September and December.  In addition, each Borrower will pay to an LC Issuer a minimum administrative issuance fee and such other fees and charges customarily charged by such LC Issuer in respect of any issuance, amendment or negotiation of any Letter of Credit requested by such Borrower in accordance with such LC Issuer’s published schedule of such charges effective as of the date of such amendment or negotiation.

Section 2.14.  No Duty to Inquire.

(a)  Drafts and Demands.  Each LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter.  No LC Issuer is under any duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by an LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved.  Each Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

(b)  Extension of Maturity.  If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Borrower, or if the amount of any Letter of Credit is increased at the request of any Borrower, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by the LC Issuer, LC Issuer’s correspondents, or any Lender Party in accordance with such extension, increase or other modification.

(c)  Transferees of Letters of Credit.  If any Letter of Credit provides that it is transferable, the LC Issuer thereof shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall such LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by such LC Issuer to any purported transferee or transferees as determined by such LC Issuer is hereby authorized and approved, and each Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

Section 2.15.  Creation of Bankers’ Acceptances.  Upon receipt of a Borrowing Notice requesting a Borrowing by way of Bankers’ Acceptances, and subject to the provisions of this Agreement, each Canadian Lender shall accept, in accordance with its Percentage Share of the requested Borrowing from time to time such Bankers’ Acceptances as Canadian Working Capital Borrower shall request provided that:

(a)  Bankers’ Acceptances shall be issued on a Business Day;

(b)  each Bankers’ Acceptance shall have a term of one, two, three or six months (excluding days of grace), as selected by Canadian Working Capital Borrower in the relevant Borrowing Notice provided that each Bankers’ Acceptance shall mature on a Business Day;

(c)  the face amount of each Bankers’ Acceptance shall be not less than C$500,000 and in multiples of C$100,000 for any amounts in excess thereof; and

(d)  each Bankers’ Acceptance shall be in a form acceptable to the Canadian Administrative Agent.

Section 2.16.  Terms of Acceptance by Canadian Lenders.

(a)  Delivery and Payment.  Subject to Sections 2.17 and 2.18 and only if a valid appointment pursuant to Section 2.16(d) is not in place, Canadian Working Capital Borrower shall pre-sign and deliver to each Canadian Lender bankers’ acceptance drafts in sufficient quantity to meet Canadian Working Capital Borrower’s requirements for anticipated Borrowings by way of Bankers’ Acceptances.  Canadian Working Capital Borrower shall, at its option, provide for payment to Canadian Administrative Agent for the benefit of Canadian Lenders of each Bankers’ Acceptance on the date on which a Bankers’ Acceptance matures, either by payment of the full face amount thereof or through utilization of a Conversion to another Type of Borrowing in accordance with this Agreement, or through a combination thereof.  Canadian Working Capital Borrower waives presentment for payment of Bankers’ Acceptances by Canadian Lenders and shall not claim from Canadian Lenders any days of grace for the payment at maturity of Bankers’ Acceptances.  Any amount owing by Canadian Working Capital Borrower in respect of any Bankers’ Acceptance which is not paid in accordance with the foregoing, shall, as and from the date on which such Bankers’ Acceptance matures, be deemed to be outstanding hereunder as a Canadian Prime Rate Loan.

(b)  No Liability.  Canadian Administrative Agent and Canadian Lenders shall not be liable for any damage, loss or improper use of any bankers’ acceptance draft endorsed in blank except for any loss arising by reason of Canadian Administrative Agent or a Canadian Lender failing to use the same standard of care in the custody of such bankers’ acceptance drafts as Canadian Administrative Agent or such Canadian Lender use in the custody of their own property of a similar nature.

(c)  Bankers’ Acceptances Purchased by Canadian Lenders.  Each Canadian Lender shall purchase Bankers’ Acceptances accepted by it for an amount equal to the Discount Proceeds.

(d)  Power of Attorney.  To facilitate the procedures contemplated in this Agreement, Canadian Working Capital Borrower appoints each Canadian Lender from time to time as the attorney-in-fact of Canadian Working Capital Borrower to execute, endorse and deliver on behalf of Canadian Working Capital Borrower drafts or depository bills in the form or forms prescribed by such Canadian Lender for Bankers’ Acceptances denominated in Canadian Dollars.  Each Bankers’ Acceptance executed and delivered by a Canadian Lender on behalf of Canadian Working Capital Borrower shall be as binding upon such Canadian Working Capital Borrower as if it had been executed and delivered by a duly authorized officer of such Canadian Working Capital Borrower.  The foregoing appointment shall cease to be effective, in respect of any Canadian Lender regarding Canadian Working Capital Borrower, three Business Days following receipt by such Canadian Lender of a written notice from Canadian Working Capital Borrower revoking such appointment (which notice shall be copied to the Canadian Administrative Agent); provided that any such revocation shall not affect Bankers’ Acceptances previously executed and delivered by such Canadian Lender pursuant to such appointment.

(e)  Pro-Rata Treatment of Canadian Advances.

(i)  Each Canadian Advance shall be made available by each Canadian Lender and all repayments and reductions in respect thereof shall be made and applied in a manner so that the Canadian Advances outstanding hereunder to each Canadian Lender will, to the extent possible, thereafter be pro rata in accordance with such Canadian Lender’s Percentage Share.  The Canadian Administrative Agent is authorized by Canadian Working Capital Borrower and each Canadian Lender to determine, in its sole and unfettered discretion, the portion of each Canadian Advance and each Type of Canadian Advance to be made available by each Canadian Lender and the application of repayments and reductions of Canadian Advances to give effect to the provisions of this section, provided that no Canadian Lender shall, as a result of any such determination, have a Percentage Share of the Canadian Advances which is in excess of its Percentage Share of the Canadian Working Capital Commitment.

(ii)  In the event it is not practicable to allocate Bankers’ Acceptances to each Canadian Lender such that the aggregate amount of Bankers’ Acceptances required to be purchased by such Canadian Lender hereunder is in a whole multiple of C$100,000, the Canadian Administrative Agent is authorized by each Canadian Working Capital Borrower and each Canadian Lender to make such allocation as the Canadian Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances and, if the aggregate amount of such Bankers’ Acceptances is not a whole multiple of C$100,000, then the Canadian Administrative Agent may allocate (on a basis considered by it to be equitable) the excess of such Canadian Advance over the next lowest whole multiple of C$100,000 to one Canadian Lender, which shall purchase a Bankers’ Acceptance with a face amount equal to the excess and having the same term as the corresponding Bankers’ Acceptances.  In no event shall the portion of the outstanding Borrowings by way of Bankers’ Acceptances of a Canadian Lender exceed such Canadian Lenders’ Percentage Share of the aggregate Borrowings by way of Bankers’ Acceptances by more than C$100,000 as a result of such exercise of discretion by the Canadian Administrative Agent.

(f)  BA Equivalent Advances.  Each Canadian Lender may, in lieu of accepting a BA on the date of any Borrowing, make a BA Equivalent Advance.  The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds (with reference to the applicable BA Discount Rate) which would be realized from a hypothetical sale of those BAs which, but for this subsection, would have been sold to such Canadian Lender.  If such Canadian Lender does not otherwise have a BA Discount Rate applicable to it, the applicable BA Discount Rate will be calculated as though such Canadian Lender was listed on Schedule II of the Bank Act (Canada).  Any BA Equivalent Advance shall be made on the relevant date of any Borrowing, and shall remain outstanding for the term of the corresponding BA.  On the maturity date of the corresponding BA, such BA Equivalent Advance shall be repaid in an amount equal to the face amount of a draft that would have been accepted by such Canadian Lender if such Canadian Lender had accepted and purchase BA hereunder.  Each BA Equivalent Advance made pursuant to this subsection shall be deemed to be a BA accepted and purchased by such Canadian Lender pursuant to the terms hereof, and except in this subsection, any reference to a BA shall include such BA Equivalent Advance.

Section 2.17.  General Procedures for Bankers’ Acceptances.

(a)  Continuations.  In the case of a Continuation of maturing Bankers’ Acceptances, each Canadian Lender in order to satisfy the continuing liability of Canadian Working Capital Borrower to the Canadian Lender for the face amount of the maturing Bankers’ Acceptances, shall retain for its own account the Net Proceeds of each new Bankers’ Acceptance issued by it in connection with such Continuation; and Canadian Working Capital Borrower shall, on the maturity date of the maturing Bankers’ Acceptances, pay to Canadian Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the aggregate Net Proceeds of the new Bankers’ Acceptances.

(b)  Conversion from Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans.  In the case of a Conversion from a Borrowing of Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans into a Borrowing by way of Bankers’ Acceptances to be accepted by a Canadian Lender pursuant to Section 2.16, such Canadian Lender, in order to satisfy the continuing liability of Canadian Working Capital Borrower to it for the principal amount of the Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans being converted, shall retain for its own account the Discount Proceeds of each new Bankers’ Acceptance issued by it in connection with such Conversion; and Canadian Working Capital Borrower shall, on the date of issuance of the Bankers’ Acceptances, pay to Canadian Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans being converted owing to the Canadian Lenders and the aggregate Discount Proceeds of such Bankers’ Acceptances.

(c)  Authorization.  Canadian Working Capital Borrower hereby authorizes each Canadian Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers’ Acceptances accepted by it pursuant to this section in accordance with the instructions provided by Canadian Working Capital Borrower pursuant to Section 2.3, as applicable.

(d)  Depository Notes.  The parties agree that in the administering of Bankers’ Acceptances, each Canadian Lender may avail itself of the debt clearing services offered by a clearing house for depository notes pursuant to the Depository Bills and Notes Act (Canada) and that the procedures set forth in Article II be deemed amended to the extent necessary to comply with the requirements of such debt clearing services.

Section 2.18.  Execution of Bankers’ Acceptances.  The signatures of any authorized signatory on Bankers’ Acceptances which are authorized and requested hereunder by the Canadian Working Capital Borrower may, at the option of Canadian Working Capital Borrower, be reproduced in facsimile and such Bankers’ Acceptances bearing such facsimile signatures shall be binding on Canadian Working Capital Borrower as if they had been manually signed by such authorized signatory.  Notwithstanding that any person whose signature appears on any Bankers’ Acceptance as a signatory may no longer be an authorized signatory of Canadian Working Capital Borrower at the date of issuance of a Bankers’ Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall, unless prior to its use the Canadian Working Capital Borrower has notified the Canadian Administrative Agent in writing to contrary, nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers’ Acceptance so signed shall be binding on Canadian Working Capital Borrower.

Section 2.19.  Prepayment of Bankers’ Acceptances.  Any amounts received by Canadian Administrative Agent to be applied to outstanding Bankers’ Acceptances, whether pursuant to an Event of Default and acceleration of the Obligations under Section 8.1 or a prepayment as permitted or required under Section 2.8 or 2.9, shall be deposited into an escrow account maintained by and in the name of Canadian Administrative Agent for the benefit of Canadian Lenders for set-off against such outstanding Bankers’ Acceptances as they mature, and pending such application shall bear interest at the rate declared by Canadian Administrative Agent from time to time as that payable by it in respect of deposits for such amount and for such period relative to the maturity date of such Bankers’ Acceptances, as applicable.  Upon the repayment of all such outstanding Bankers’ Acceptances, any amounts remaining (including accrued interest) will (i) during the continuance of an Event of Default, be subject to such remedies as each Lender Party may have hereunder or under applicable Law, or (ii) otherwise, be released to Canadian Borrower.

ARTICLE III - Payments to Lenders

Section 3.1.  General Procedures.

(a)  Each Restricted Person shall pay all amounts owing by such Restricted Person with respect to any US Obligations (whether for principal, interest, fees, or otherwise) to Administrative Agent for the account of the US Lender Party to whom such payment is owed in Dollars, without set-off, deduction or counterclaim, and in immediately available funds and each Restricted Person shall pay all amounts owing by such Restricted Person with respect to any Canadian Obligations (whether for principal, interest, fees, or otherwise) to Canadian Administrative Agent for the account of the Canadian Lender Party to whom such payment is owed in Canadian Dollars (or with respect to Canadian Loans funded in Dollars, in Dollars), without set-off, deduction or counterclaim, and in immediately available funds.  If any payment is received on account of any US Obligation in any currency other than Dollars (whether voluntarily or pursuant to any order or judgment or the enforcement thereof or the realization of any security or the liquidation of any Person or otherwise howsoever), such payment shall constitute a discharge of the liability of a Restricted Person hereunder and under the other Loan Documents in respect of such US Obligation only to the extent of the amount of Dollars which the relevant Lender Parties are able to purchase with the amount of the other currency received by it on the Business Day next following such receipt by the Administrative Agent in accordance with its normal procedures and after deducting any premium and costs of exchange. If any payment is received on account of any Canadian Obligation in any currency other than Canadian Dollars (whether voluntarily or pursuant to any order or judgment or the enforcement thereof or the realization of any security or the liquidation of any Person or otherwise howsoever), such payment shall constitute a discharge of the liability of a Restricted Person hereunder and under the other Loan Documents in respect of such Canadian Obligation only to the extent of the amount of Canadian Dollars which the relevant Lender Parties are able to purchase with the amount of the other currency received by it on the Business Day next following such receipt by Canadian Administrative Agent in accordance with its normal procedures and after deducting any premium and costs of exchange.  Each payment under the Loan Documents must be received by the relevant Agent not later than noon, Boston, Massachusetts time or Toronto, Ontario time, as the case may be, on the date such payment becomes due and payable. Any payment received by the relevant Agent after such time will be deemed to have been made on the next following Business Day.  Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due.  Each payment under a Loan Document to a US Lender Party shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent’s US Note.  Each Payment under a Loan Document to a Canadian Lender Party shall be due and payable at the place provided therein, and, if no specific place of payment is provided, shall be due and payable at the place of payment in Canadian Administrative Agent’s Canadian Working Capital Note.

(b)  When Administrative Agent collects or receives money on account of the US Obligations, Administrative Agent shall distribute all money so collected or received, and each US Lender Party shall apply all such money so distributed, as follows:

(i)  first, for the payment of all US Obligations which are then due (and if such money is insufficient to pay all such US Obligations, first to any reimbursements due Administrative Agent under Section 10.4 and then to the partial payment of all other US Obligations then due in proportion to the amounts thereof, or as US Lender Parties shall otherwise agree);

(ii)  then for the prepayment of amounts owing under the Loan Documents (other than principal on the US Notes and Canadian Notes) if so specified by US Borrower;

(iii)  then for the prepayment of principal on the US Notes and Canadian Notes, together with accrued and unpaid interest on the principal so prepaid, or held by US LC Issuer and applied to US LC Obligations as they mature; and

(iv)  last, for the payment or prepayment of any other US Obligations.

All payments applied to principal or interest on any US Note or Canadian Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and accrued interest thereon in compliance with Sections 2.8 and 2.9, as applicable.  All distributions of amounts described in any of subsections (ii), (iii), or (iv) above shall be made by Administrative Agent pro rata to each US Lender Party then owed US Obligations described in such subsection in proportion to all amounts owed to all US Lender

Parties which are described in such subsection; provided that if any US Lender then owes payments to US LC Issuer for the purchase of a participation under Section 2.12(c) or to Administrative Agent under Section 9.4, any amounts otherwise distributable under this section to such US Lender shall be deemed to belong to US LC Issuer, or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such US Lender.

(c)  When Canadian Administrative Agent collects or receives money on account of the Canadian Obligations, other than as provided in Section 3.9, Canadian Administrative Agent shall distribute all money so collected or received, and each Canadian Lender Party shall apply all such money so distributed, as follows:

(i)  first, for the payment of all Canadian Obligations which are then due (and if such money is insufficient to pay all such Canadian Obligations, first to any reimbursements due Canadian Administrative Agent under 10.4 and then to the partial payment of all other Canadian Obligations then due in proportion to the amounts thereof, or as Canadian Lender Parties shall otherwise agree);

(ii)  then for the prepayment of amounts owing under the Loan Documents (other than principal on the Canadian Working Capital Notes) if so specified by Canadian Working Capital Borrower;

(iii)  then for the prepayment of principal on the Canadian Working Capital Notes, together with accrued and unpaid interest on the principal so prepaid, or held by Canadian LC Issuer and applied to Canadian LC Obligations as they mature; and

(iv)  last, for the payment or prepayment of any other Canadian Obligations.

All payments applied to principal or interest on any Canadian Working Capital Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and accrued interest thereon in compliance with Sections 2.8 and 2.9, as applicable.  All distributions of amounts described in any of subsections (ii), (iii), or (iv) above shall be made by Canadian Administrative Agent pro rata to each Canadian Lender Party then owed Canadian Obligations described in such subsection in proportion to all amounts owed to all Canadian Lender Parties which are described in such subsection; provided that if any Canadian  Lender then owes payments to Canadian LC Issuer for the purchase of a participation under Section 2.12(c) or to Canadian Administrative Agent under Section 9.4, any amounts otherwise distributable under this section to such Canadian Lender shall be deemed to belong to Canadian LC Issuer, or Canadian Administrative Agent, respectively, to the extent of such unpaid payments, and Canadian Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Canadian Lender.

Section 3.2.  Capital Reimbursement.  If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, within five Business Days after demand by such Lender Party, the relevant Borrower will pay to the relevant Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party’s Loans, Letters of Credit, participations in Letters of Credit, in Banker’s Acceptances, or commitments under this Agreement.

Section 3.3.  Increased Cost of LIBOR Loans or Letters of Credit.  If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

(a)  shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any LIBOR Loan or Letter of Credit or otherwise due under this Agreement in respect of any LIBOR Loan or Letter of Credit (other than taxes imposed on, or measured by, the overall net income of such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

(b)  shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any LIBOR Loan or any Letter of Credit (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of LIBOR Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

(c)  shall impose on any Lender Party or the interbank Eurocurrency deposit market any other condition affecting any LIBOR Loan or Letter of Credit, the result of which is to increase the cost to any Lender Party of funding or maintaining any LIBOR Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender Party in respect of any LIBOR Loan or Letter of Credit by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify relevant Agent and relevant Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) relevant Borrower shall, within five Business Days after demand therefor by such Lender Party, pay such amount to relevant Agent for the account of such Lender Party and (ii) relevant Borrower may elect, by giving to relevant Agent and such Lender Party not less than three Business Days’ notice, to Convert all (but not less than all) of any such LIBOR Loans into Base Rate Loans.

Section 3.4.  Notice; Change of Applicable Lending Office.  A Lender Party shall notify the relevant Borrower of any event occurring after the date of this Agreement that will entitle such Lender Party to compensation under Section 3.2, 3.3, or 3.5 hereof as promptly as practicable, but in any event within 180 days, after such Lender Party obtains actual knowledge thereof; provided, that (i) if such Lender Party fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Lender Party shall, with respect to compensation payable pursuant to Section 3.2, 3.3, or 3.5 in respect of any costs resulting from such event, only be entitled to payment under Section 3.2, 3.3, or 3.5 hereof for costs incurred from and after the date 180 days prior to the date that such Lender Party does give such notice and (ii) such Lender Party will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender Party, be disadvantageous to such Lender Party, except that such Lender Party shall have no obligation to designate an Applicable Lending Office located in the United States of America.  Each Lender Party will furnish to the relevant Borrower a certificate setting forth the basis and amount of each request by such Lender Party for compensation under Section 3.2, 3.3, or 3.5 hereof.

Section 3.5.  Availability.  If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain LIBOR Loans, accept BA’s or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., “Eurodollars”), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any LIBOR Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the LIBOR Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, in each case with respect to the relevant Commitment hereunder, then, upon notice by such Lender Party to the relevant Borrower and the relevant Agent, such Borrower’s right to elect LIBOR Loans from such Lender Party or issue BA’s (or, if applicable, to obtain Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all LIBOR Loans of such Lender Party which are then outstanding and all BA’s which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained, funded or accepted shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party.  With respect to each Commitment, the relevant Borrower thereunder agrees to indemnify each Lender Party extending credit pursuant thereto, and hold each such Lender Party harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration.  Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.6.  Funding Losses.  In addition to its other obligations hereunder, with respect to each Commitment, the relevant Borrower thereunder will indemnify each Lender Party extending credit pursuant thereto against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender Party to fund or maintain LIBOR Loans), as a result of (a) any payment or prepayment (whether or not authorized or required hereunder) of all or a portion of a LIBOR Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether or not required hereunder, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or

(d) any Conversion (whether or not authorized or required hereunder) of all or any portion of any LIBOR Loan into a Base Rate Loan or into a different LIBOR Loan on a day other than the day on which the applicable Interest Period ends.  Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.7.  Reimbursable Taxes.  With respect to each Commitment, the relevant Borrower thereunder covenants and agrees with each Lender Party extending credit pursuant thereto that:

(a)  Such Borrower will indemnify each such Lender Party against and reimburse each such Lender Party for all present and future stamp and other taxes, duties, levies, imposts, deductions, charges, costs, and withholdings whatsoever imposed, assessed, levied or collected on or in respect of this Agreement, any LIBOR Loans, any BA’s or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected) including all taxes imposed pursuant to Part XIII of the Income Tax Act (Canada) and any withholding or other taxes imposed on any Lender Party under Canadian Law, excluding, however, any taxes imposed on or measured by the overall net income of any Agent or such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called “Reimbursable Taxes” in this section).  Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

(b)  All payments on account of the principal of, and interest on, each such Lender Party’s Loans and Notes, and all other amounts payable by such Borrower to any such Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of the relevant Borrower.  In the event of any such Borrower being compelled by Law to make any such deduction or withholding from any payment to any such Lender Party, such Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding.  If any such Borrower should make any deduction or withholding as aforesaid, such Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

(c)  If any such Borrower is ever required to pay any Reimbursable Tax with respect to any LIBOR Loan, such Borrower may elect, by giving to the relevant Agent and such Lender Party not less than three Business Days’ notice, to Convert all (but not less than all) of any such LIBOR Loan into a Base Rate Loan, but such election shall not diminish such Borrower’s obligation to pay all Reimbursable Taxes.

(d)  Notwithstanding the foregoing provisions of this section, such Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America or Canada (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of such Lender Party, other than such a Lender Party (i) who is a US person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Administrative Agent (with copies provided to the relevant Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if such Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Administrative Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax.  As used in this section, “Prescribed Forms” means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of such Lender Party providing the forms or statements, (y) the Code, or (z) any applicable rules or regulations thereunder, permit such Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

Section 3.8.  Replacement of Lenders.  If any Lender Party seeks reimbursement for increased costs under Sections 3.2 through 3.7, then within ninety days thereafter — provided no Event of Default then exists — each Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Administrative Agent and to the relevant Borrower, provided that:  (i) all Obligations of such Borrower owing to such Lender Party being replaced (including such increased costs and any breakage costs with respect to any outstanding LIBOR Loans, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Notes being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest and accrued and unpaid commitment fees thereon.  In connection with any such assignment the relevant Borrower, Administrative Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5.  Notwithstanding the foregoing rights of each Borrower under this section, however, Borrowers may not replace any Lender Party which seeks reimbursement for increased costs under Section 3.2 through 3.7 unless such Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.

Section 3.9.  Currency Conversion and Indemnity.

(a)  If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under a Loan Document in the currency in which it was effected (the “Agreed Currency”) then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day preceding the date such judgment is given and in any event each Restricted Person obligated to pay such Obligation shall be obligated to pay the relevant Lender Parties any deficiency in accordance with Section 3.9(b).  For the foregoing purposes “rate of exchange” means the rate at which the relevant Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

(b)  If any Lender Party receives any payment or payments on account of the liability of a Restricted Person under the Loan Documents pursuant to any judgment or order in any currency other than the Agreed Currency (an “Other Currency”), and  the amount of the Agreed Currency which the relevant Lender Party is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such Obligations immediately prior to such judgment or order, then the Borrower owing such Obligation on demand shall, and such Borrower hereby agrees to, indemnify and save such Lender Party harmless from and against any loss, cost or expense arising out of or in connection with such deficiency.  The agreement of indemnity provided for in this Section 3.9(b) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender Parties or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

ARTICLE IV - Conditions Precedent to Lending

Section 4.1.  Documents to be Delivered.  No Lender has any obligation to make its first Loan, and no LC Issuer has any obligation to issue the first Letter of Credit, unless Administrative Agent shall have received all of the following, at Administrative Agent’s office in Boston, Massachusetts, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent, each of which was so executed and delivered:

(a)  This Agreement and any other document that Lenders are to execute in connection herewith.

(b)  Each Note and the guaranty of each Guarantor.

(c)  Certain certificates including:

(i)  An “Omnibus Certificate” of the secretary or assistant secretary and any vice president of GP LLC, which shall contain the names and signatures of the officers of GP LLC authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto:  (1) a copy of resolutions duly adopted by the Board of Directors of GP LLC and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of US Borrower and all amendments thereto, certified by the appropriate official of its jurisdiction of organization, and (3) a copy of the agreement of limited partnership of US Borrower;

(ii)  An “Omnibus Certificate” of the secretary or assistant secretary and any vice president of Plains Marketing GP Inc., which shall contain the names and signatures of the officers of such company authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto:  (1) a copy of resolutions duly adopted by the Board of Directors of such company and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of each Significant Restricted Person, other than those Significant Restricted Persons whose charter documents are attached to the certificates described in Section 4.1(c)(i) above or Section 4.1(c)(iii) below and all amendments thereto, certified by the appropriate official of its jurisdiction of organization, and (3) a copy of any bylaws or agreement of limited partnership of such Significant Restricted Persons;

(iii)  An “Omnibus Certificate” of the secretary or assistant secretary and any vice president of Canadian Borrower, which shall contain the names and signatures of the officers of Canadian Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto:  (1) a copy of resolutions duly adopted by the Board of Directors of Canadian Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Canadian Borrower and Canadian Working Capital Borrower and all amendments thereto, certified by the appropriate official of its jurisdiction of organization, and (3) a copy of the bylaws of Canadian Borrower and the agreement of limited partnership of Canadian Working Capital Borrower; and

(iv)  A certificate of the chief financial officer of GP LLC, regarding satisfaction of Section 4.2.

(d)  A certificate (or certificates) of the due formation, valid existence and good standing of each Significant Restricted Person in its respective jurisdiction of organization, issued by the appropriate authorities of such jurisdiction.

(e)  Favorable opinions of Tim Moore, Esq., General Counsel for Restricted Persons, substantially in the form set forth in Exhibit E-1, Fulbright & Jaworski L.L.P., special Texas and New York counsel to Restricted Persons, substantially in the form set forth in Exhibit E-2, and Bennett Jones LLP, special Canadian Counsel for Restricted Persons, substantially in the form set forth in Exhibit E-3.

(f) Financial projections for US Borrower and its Subsidiaries through December 2006, in form and substance reasonably satisfactory to Administrative Agent.

(g)  Consolidated financial statements of US Borrower and its Subsidiaries as of September 30, 2003, reflecting compliance with Sections 7.8 and 7.9, together with a certificate by the chief financial officer of GP LLC certifying such financial statements.

(h)  No Material Adverse Change shall have occurred since December 31, 2002.

(i)  Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested (including opinions of legal counsel for Restricted Persons and Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrowers and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto.  All such additional documents and instruments shall be satisfactory to Administrative Agent in form and substance.

(j)  Payment of all commitment, facility, agency and other fees required to be paid to any Agent or Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

(k)  Evidence of the payment in full of all outstanding Indebtedness under the Existing Agreements, the release of all Liens securing such Indebtedness, and termination of the Existing Agreements.

Section 4.2.  Additional Conditions Precedent.  No Lender has any obligation to make any Loan (including its first), and no LC Issuer has any obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

(a)  All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders, then in each such case, such other date.

(b)  No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit or result from such Loan or such issuance of such Letter of Credit.

ARTICLE V - Representations and Warranties

To confirm each Lender’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, each of US Borrower and, with respect to itself and its Subsidiaries, the other Borrowers represents and warrants to each Lender that:

Section 5.1.  No Default.  No event has occurred and is continuing which constitutes a Default, except as has been waived in accordance with this Agreement.

Section 5.2.  Organization and Good Standing.  Each Significant Restricted Person is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation, having all requisite corporate or similar powers required to carry on its business and enter into and carry out the transactions contemplated hereby.  Each Significant Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify would not reasonably be expected to cause a Material Adverse Change.

Section 5.3.  Authorization.  Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.  Each Borrower is duly authorized to borrow funds hereunder.

Section 5.4.  No Conflicts or Consents.  The execution and delivery by each Restricted Person of the Loan Documents to which it is a party, the performance by it of its obligations, and the consummation of the transactions contemplated thereby, do not and will not (i) violate any provision of (1) Law applicable to it, (2) its organizational documents or (3) any judgment, order or material license or permit applicable to or binding upon it, (ii) result in the acceleration of any Indebtedness owed by it or (iii) result in or require the creation of any consensual Lien upon any of its material assets or properties except as expressly contemplated in, or permitted by, the Loan Documents.  Except as expressly contemplated in or permitted by the Loan Documents, disclosed in the Disclosure Schedule or disclosed pursuant to Section 6.4, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Tribunal is required on the part of any Restricted Person a party thereto pursuant to the provisions of any material Law applicable to it as a condition to its execution, delivery or performance of any Loan Document or (ii) to consummate any transactions contemplated by the Loan Documents.

Section 5.5.  Enforceable Obligations.  This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

Section 5.6.  Initial Financial Statements.  US Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements.  The Initial Financial Statements fairly present US Borrower’s Consolidated financial position at the date thereof and the Consolidated results of US Borrower’s operations for the periods thereof, and in the case of the annual Initial Financial Statements, Consolidated cash flows for the period thereof.  Since the date of the annual Initial Financial Statements, no Material Adverse Change has occurred.  All Initial Financial Statements described in clause (i) of that defined term were prepared in accordance with GAAP.

Section 5.7.  Other Obligations and Restrictions.  As of the closing date hereof, no Restricted Person has any outstanding payment obligations of any kind (including contingent obligations, tax assessments and unusual forward or long-term commitments) which are, in the aggregate, material to US Borrower or material with respect to US Borrower’s Consolidated financial condition and not reflected in the Initial Financial Statements, disclosed in the Disclosure Schedule or otherwise permitted under Section 7.1.  Except as disclosed in the Disclosure Schedule, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which would reasonably be expected to cause a Material Adverse Change.

Section 5.8.  Full Disclosure.  No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading as of the date made or deemed made (or if such information expressly relates or refers to an earlier date, as of such earlier date).  All written information furnished after the date hereof by or on behalf of any Restricted Person to Administrative Agent or any Lender Party in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect in light of the circumstances in which made or based on reasonable estimates, in each case as of the date on which such information is stated or certified (or if such information expressly relates or refers to an earlier date, as of such earlier date).  There is no fact known to any Restricted Person that has not been disclosed to each Lender in writing which would reasonably be expected to cause a Material Adverse Change.

Section 5.9.  Litigation.  Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule:  (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person overtly threatened, against any Restricted Person before any Tribunal which would reasonably be expected to cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or, to the knowledge of US Borrower, any Restricted Person’s stockholders, partners, directors or officers which would reasonably be expected to cause a Material Adverse Change.

Section 5.10.  ERISA Plans and Liabilities.  All currently existing ERISA Plans are listed in the Disclosure Schedule or pursuant to Section 6.4.  Except as disclosed in the Initial Financial Statements, in the Disclosure Schedule or pursuant to Section 6.4, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects, to the extent that the non-compliance therewith would not be reasonably expected to cause a Material Adverse Change.  No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA.  Except as set forth in the Disclosure Schedule:  (i) no “accumulated funding deficiency” (as defined in Section 412(a) of the Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $5,000,000.

Section 5.11.  Compliance with Permits, Consents and Law.  Except as set forth in the Disclosure Schedule or pursuant to Section 6.4, each Restricted Person has all permits, licenses and authorizations required in connection with the conduct of its businesses, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to cause a Material Adverse Change.  Each Restricted Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Law, including applicable Environmental Law, or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that non-compliance therewith would not reasonably be expected to cause a Material Adverse Change or such term, restriction or otherwise is being contested in good faith or a bona fide dispute exists with respect thereto.

Section 5.12.  Environmental Laws.  Except as set forth in the Disclosure Schedule or disclosed pursuant to Section 6.4, (i) US Borrower and its Subsidiaries are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws, unless failure to so comply or have such licenses and permits would not reasonably be expected to cause a Material Adverse Change; (ii) none of the operations or properties of US Borrower or any of its Subsidiaries is the subject of federal, provincial or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, unless such remedial action would not reasonably be expected to cause a Material Adverse Change; and (iii) neither US Borrower nor any of its Subsidiaries (and to the actual knowledge of US Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any such Person, other than of an alleged improper release, storage or disposal that would not reasonably be expected to cause a Material Adverse Change.

Section 5.13.  US Borrower’s Subsidiaries.  US Borrower has no Subsidiary and owns no stock in any other corporation or association except as listed in the Disclosure Schedule or disclosed after the closing date hereof to Administrative Agent in writing.  No Restricted Person is a member of any general or limited partnership, limited liability company, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or disclosed after the closing date hereof to Administrative Agent in writing.  US Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

Section 5.14.  Title to Properties.  Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens (other than Permitted Liens) and of all impediments to the use of such properties and assets in such Restricted Person’s business, other than such impediments that would not reasonably be expected to cause a Material Adverse Change.

Section 5.15.  Government Regulation.  Neither any Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.  Neither any Borrower nor any other Restricted Person is subject to regulation under the Federal Power Act which would violate, result in a default of, or prohibit the effectiveness or the performance of any of the provisions of the Loan Documents.

Section 5.16.  Insider.  No Restricted Person, nor any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

Section 5.17.  Solvency.  Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrowers and each Guarantor and the consummation of the transactions contemplated hereby, (i) each Borrower and each Guarantor will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), and the sum of each Borrower’s and each Guarantor’s absolute and contingent liabilities, including the Obligations or guarantees thereof, shall not exceed the fair market value of such Restricted Person’s assets, and (ii) each Borrower’s and each Guarantor’s capital should be adequate for the businesses in which such Restricted Person is engaged and intends to be engaged.  Neither any Borrower nor any other Restricted Person has incurred (whether under the Loan Documents or otherwise), nor does any Restricted Person intend to incur or reasonably foreseeably believes that it will incur, debts which will be beyond its ability to pay as such debts mature.

Section 5.18.  Not a “Reportable Transaction”. No Borrower intends to treat the Borrowings and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.  If any Borrower takes any action inconsistent with such intention, or if any Borrower so notifies the Administrative Agent, then such Borrower acknowledges that, as a result of such action or notice, one or more of the Lenders may treat its Loans and/or Canadian Advances and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders will maintain the lists and other records required by such Treasury Regulation.

ARTICLE VI - Affirmative Covenants

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrowers, and to induce each Lender to enter into this Agreement and extend credit hereunder, each of US Borrower and, with respect to itself and its Subsidiaries, the other Borrowers, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.1, have previously agreed otherwise:

Section 6.1.  Payment and Performance.  Each Restricted Person will pay all amounts due from it pursuant to the provisions of the Loan Documents to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition imposed on it pursuant to the provisions of such Loan Documents.

Section 6.2.  Books, Financial Statements and Reports.  Each Restricted Person will at all times maintain full and accurate books of account and records. US Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal

Year, and will furnish the following statements and reports to each Lender at US Borrower’s expense:

(a)  Promptly upon the filing thereof, and in any event within ninety (90) days after the end of each Fiscal Year, a copy of US Borrower’s Form 10-K, which report shall include US Borrower’s complete Consolidated financial statements together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, without material qualification, based on an audit using generally accepted auditing standards, by PricewaterhouseCoopers LLP, or other independent certified public accountants selected by General Partner, stating that such Consolidated financial statements have been so prepared.  These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings for such Fiscal Year.  Such Consolidated financial statements shall set forth in comparative form the corresponding figures for the preceding Fiscal Year.

(b)  Promptly upon the filing thereof, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of US Borrower’s Form 10-Q, which report shall include US Borrower’s unaudited Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of US Borrower’s earnings and cash flows for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter.  In addition US Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer, principal accounting officer or treasurer of General Partner stating that such financial statements are accurate and complete in all material respects (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.8 and 7.9 and stating that, to the best of his knowledge, no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

(c)  Promptly upon their becoming available, copies of all Form 8-K’s filed by US Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

(d)  Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by US Borrower to its unit holders and all registration statements filed by US Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

(e)  Prompt notice of any publicly announced change in PAA’s Debt Rating by either Standard & Poor’s or Moody’s.

Documents required to be delivered pursuant to Section 6.2(a), (b), (c) or (d), (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed in Section 10.3, and notifies Administrative Agent of such posting or link.

Section 6.3.  Other Information and Inspections.  In each case subject to the last sentence of this Section 6.3, each Restricted Person will furnish to Administrative Agent any information which Administrative Agent or any Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with any Restricted Person’s businesses and operations.  In each case subject to the last sentence of this Section 6.3, each Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons), upon reasonable prior notice, to visit and inspect during normal business hours any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and, upon reasonable prior notice to US Borrower, its representatives.  Each of the foregoing inspections and examinations shall be made subject to compliance with applicable safety standards and the same conditions applicable to any Restricted Person in respect of property of that Restricted Person on the premises of Persons other than a Restricted Person or an Affiliate of a Restricted Person, and all information, books and records furnished or requested to be made, all information to be investigated or verified and all discussion conducted with any officer, employee or representative of any Restricted Person shall be subject to any applicable attorney-client privilege exceptions which the Restricted Person determines is reasonably necessary and compliance with conditions to disclosures under non-disclosure agreements between any Restricted Person and Persons other than a Restricted Person or an Affiliate of a Restricted Person and the express undertaking of each Person acting at the direction of or on behalf of any Lender Party to be bound by the confidentiality provisions of Section 10.6 of this Agreement.

Section 6.4.  Notice of Material Events.  US Borrower will notify each Lender Party, not later than five (5) Business Days after any executive officer of US Borrower has knowledge thereof, stating that such notice is being given pursuant to this Agreement, of:

(a)  the occurrence of any Material Adverse Change,

(b)  the occurrence of any Default,

(c)  the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default would reasonably be expected to cause a Material Adverse Change,

(d)  the occurrence of any Termination Event,

(e)  any claim under any Environmental Law adverse to a Restricted Person or of potential liability with respect to such claim, or any other adverse claim asserted against any Restricted Person or with respect to any Restricted Person’s properties taken as a whole, in each case, which claim would reasonably be expected to cause a Material Adverse Change, and

(f)  the filing of any suit or proceeding, or the assertion in writing of a claim against any Restricted Person or with respect to any Restricted Person’s properties, which would reasonably be expected to cause a Material Adverse Change.

Upon the occurrence of any of the foregoing the applicable Restricted Person will take all necessary or appropriate steps to remedy promptly, if applicable, any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such claim, suit or proceeding, and to resolve all controversies on account of any of the foregoing.

Section 6.5.  Maintenance of Existence, Qualifications and Assets.  Each Significant Restricted Person (i) will maintain and preserve its existence and its rights (including permits, licenses and other authorizations required under Environmental Laws) and franchises in full force and effect, (ii) will qualify to do business in all states or jurisdictions where required by applicable Law, and (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear and obsoleteness excepted) except, in each case (a) where the failure so to maintain, preserve, qualify or keep would not be reasonably expected to cause a Material Adverse Change, (b) as permitted in Section 7.3 or as a result of statutory conversions or (c) as a result of a release permitted pursuant to Section 6.9.  US Borrower will notify Administrative Agent in writing of any changes in its or any other Significant Restricted Person’s name or the location of its or any other Significant Restricted Person’s chief executive office or principal place of business.

Section 6.6.  Payment of Taxes, etc.  Each Significant Restricted Person will (a) timely file all required tax returns (including any extensions), (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, and (c) maintain appropriate accruals and reserves for all of the foregoing as required by GAAP, except to the extent that (y) it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefor which are required by GAAP or (z) such non-filing, non-payment or non-maintenance would not reasonably be expected to cause a Material Adverse Change.

Section 6.7.  Insurance.  In accordance with industry standards, each Significant Restricted Person will keep insured (by responsible and reputable insurance companies or associations) or self-insured, at the option of US Borrower or such Significant Restricted Person, in such amounts and against such risks as are usually insured by Persons engaged in the same or similar businesses and owning similar properties.  The insurance coverages and amounts will be reasonably determined by US Borrower, based on coverages carried by prudent owners of similar property, and with respect to each Restricted Person, may be maintained by the US Borrower.

Section 6.8.  Compliance with Agreements and Law.  Each Significant Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise and other material agreement, contract or other instrument (including all contractual obligations and agreements with respect to environmental remediation or other environmental matters) to which it is a party or by which it or any of its properties is bound to the extent that non-performance therewith would not reasonably be expected to cause a Material Adverse Change.  Each Restricted Person will conduct its business and affairs in compliance, in all material respects, with all Laws (including Environmental Laws) applicable thereto to the extent non-compliance therewith would not reasonably be expected to cause a Material Adverse Change or such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto.

Section 6.9.  Guaranties of Subsidiaries.  Each Significant Restricted Person that has outstanding Indebtedness (other than guarantees hereunder) shall execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations (in each case for which such Person is not a borrower, account party or similar primary and direct obligor), which guaranty shall be reasonably satisfactory to Administrative Agent in form and substance; provided, with respect to any such Person that is not a Wholly Owned Subsidiary of US Borrower, for which consent or approval of third parties is required for the delivery of such guaranty, such Person shall not be required to deliver such guaranty, but shall use its commercially reasonable best efforts, as determined by Administrative Agent, to deliver such guaranty. Notwithstanding any provision contained herein, in no event shall any Unrestricted Subsidiary be required to execute and deliver any guaranty for, or in respect of, the Obligations, or any part thereof.  US Borrower will cause each of its Subsidiaries required to deliver a guaranty pursuant to this Section 6.9 to deliver to Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Administrative Agent that such Subsidiary has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty.  US Borrower may at any time request the release of one or more Guarantors from their guaranty of the Obligations (other than the guaranty by US Borrower of the Obligations of Canadian Borrower and Canadian Working Capital Borrower), and each such Guarantor shall be so released upon such request, provided, no Default then exists and either (a) such Guarantor has no outstanding Indebtedness or guaranties of Indebtedness (other than guaranties hereunder) or (b) the request is in contemplation of the sale or disposition of such Subsidiary (including all or substantially all of its assets).  Each Agent, as applicable, is authorized to execute and deliver to US Borrower evidence of any such release, as reasonably requested by, and at the expense of, US Borrower.

ARTICLE VII - Negative Covenants

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to each of Borrowers and to induce each Lender to enter into this Agreement and make the Loans, each of US Borrower and, with respect to itself and its Subsidiaries, the other Borrowers, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.1, have previously agreed otherwise:

Section 7.1.  Subsidiary Indebtedness.  No Subsidiary of US Borrower will incur any Indebtedness other than:

(a)  the Obligations;

(b)  Guaranties by Guarantors of Indebtedness of US Borrower or any other Restricted Person (i) arising under the 364-Day Credit Agreement or (ii) if arising under any other agreement, the incurrence of which did not result in a Default or an Event of Default;

(c)  Indebtedness of Plains Marketing pursuant to the Contango Credit Agreement in an aggregate principal amount not to exceed at any time outstanding $300,000,000;

(d)  Indebtedness of any Restricted Person owing to another Restricted Person;

(e)  Indebtedness of any Subsidiary described in clause (b) of the definition of “Indebtedness” that is determinable but not yet earned; provided, US Borrower reasonably contemplates that such Indebtedness will be repaid from the proceeds of one or more advances made by US Borrower to such Subsidiary;

(f)  Indebtedness of a Subsidiary acquired (including acquisition by merger, consolidation or amalgamation) after the date hereof by a Restricted Person, which Indebtedness was incurred by such Subsidiary before the time of such acquisition, merger, consolidation or amalgamation, and was not created in contemplation thereof; provided, that contemporaneously with such acquisition, merger, consolidation or amalgamation, and so long as no adverse tax and/or regulatory consequences are caused thereby, such Subsidiary shall be a Guarantor subject to the provisions of Section 6.9; and

(g)  Indebtedness not otherwise described in the foregoing clauses (a) through (f) owing by any one or more Guarantors in an aggregate principal amount not to exceed at any time outstanding the greater of (A) $100,000,000 and (B) fifteen percent (15%) of Consolidated Tangible Net Worth.

Section 7.2.  Limitation on Liens.  No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except the following (“Permitted Liens”):

(a)  Liens securing (i) on a pari passu basis, both (x) the Obligations and (y) the Liabilities of any Restricted Person arising under the 364-Day Credit Agreement, and (ii) if required, any related interest hedge rate agreements;

(b)  Liens securing Indebtedness of Plains Marketing under the Contango Credit Agreement at any one time outstanding not in excess of $300,000,000 on (i) Petroleum Products subject to Cash and Carry Purchases financed pursuant to the Contango Credit Agreement, (ii) hedging contracts covering such Petroleum Products, (iii) contracts for the purchase or sale of such Petroleum Products and accounts receivable arising therefrom, and (iv) all proceeds of the foregoing;

(c)  Liens imposed by any governmental authority for taxes, assessments or charges not yet due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

(d)  pledges or deposits of cash or securities under worker’s compensation, unemployment insurance or other social security legislation;

(e)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, or other like Liens (including without limitation, Liens on property of any Restricted Person in the possession of storage facilities, pipelines or barges) arising in the ordinary course of business for amounts which are not more than 60 days past due or the validity of which is being contested in good faith and, if necessary, by appropriate proceedings, and for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

(f)  Liens on cash and Cash Equivalents under or with respect to accounts with brokers or counterparties with respect to hedging contracts consisting of cash, commodities or futures contracts, options, securities, instruments, and other like assets securing only hedging contracts;

(g)  deposits of cash or securities to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Restricted Person;

(i)  Liens in respect of operating leases;

(j)  Liens upon any property or assets directly or indirectly acquired after the date hereof by a Restricted Person, each of which either (i) existed on such property or asset before the time of its acquisition and was not created in anticipation thereof, or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property or asset; provided that no such Lien shall extend to or cover any property or asset of a Restricted Person other than the property or asset so acquired (or constructed); and any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or part, of the foregoing, provided, however, that such Liens shall not cover or secure any additional Indebtedness, obligations, property or asset;

(k)  rights reserved to or vested in any governmental authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

(l)  rights reserved to or vested by Law in any governmental authority to in any manner, control or regulate in any manner any of the properties of any Restricted Person or the use thereof or the rights and interests of any Restricted Person therein, in any manner under any and all Laws;

(m)  rights reserved to the grantors of any properties of any Restricted Person, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(n)  inchoate Liens in respect of pending litigation or with respect to a judgment which has not resulted in an Event of Default under Section 8.1;

(o)  Liens securing obligations in an aggregate principal amount not to exceed at any time outstanding 10% of US Borrower’s Consolidated Tangible Net Worth; and

(p)  Liens related to the extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of clauses (a), (b) and (o) of this Section 7.2; provided, however, that such Liens shall not cover or secure any additional Indebtedness.

Section 7.3.  Limitation on Mergers.  Except as expressly provided in this section, no Significant Restricted Person (other than (i) a Guarantor for whom a release has been requested pursuant to an event described in clause (b) of Section 6.9 and otherwise is so released, or (ii) such other Significant Restricted Person, other than a Borrower, that is the subject of any such event described in such clause (b) of Section 6.9) will (a) merge or consolidate or amalgamate with any Person, or liquidate, wind up or dissolve or (b) sell, transfer, lease, exchange or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its business or property, whether now owned or hereafter acquired, to any Person; provided, any such Significant Restricted Person, other than a Borrower, may (A) merge into or consolidate or amalgamate with, and such business and property may be disposed of to:

(i)  any other Subsidiary of US Borrower; provided, if such Significant Restricted Person or such Subsidiary is a Guarantor, a Guarantor is the surviving or transferee (as applicable) business entity,

(ii)  any Borrower, so long as such Borrower is the surviving or transferee (as applicable) business entity and after giving effect thereto, no Default exists, or

(iii) any other Person pursuant or incidental to, or in connection with, any contemporaneous or substantially contemporaneous acquisition, provided that for purposes of this clause (iii) such merging, amalgamating, consolidating or transferor Significant Restricted Person is not a Borrower, Guarantor or a Wholly Owned Subsidiary of US Borrower, other than a Wholly Owned Subsidiary that was formed, acquired or created solely for purposes of such acquisition or otherwise conducted no operations and owned no assets, other than of an inconsequential amount and

(B) dissolve, liquidate or wind up if such dissolution, liquidation and winding up results from dispositions not prohibited by this Agreement.

Section 7.4.  Limitation on New Businesses.  No Restricted Person will materially or substantially engage directly or indirectly in any business or conduct any operations other than (i) marketing, gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, exploiting, producing, processing, dehydrating and otherwise handling hydrocarbons, including, without limitation, constructing pipeline, platform, dehydration, processing and other energy-related facilities,, (ii) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Internal Revenue Code of 1986, as amended, or (iii) activities or services reasonably related or ancillary thereto, including entering into hedging obligations to support those businesses.

Section 7.5.  Transactions with Affiliates.  No Restricted Person will engage in any material transaction with any of its Affiliates except as follows: (a) transactions among US Borrower and its Subsidiaries or between Subsidiaries of US Borrower; (b) if and to the extent any of them constitute transactions with Affiliates, transactions governed by the Crude Oil Marketing Agreement among Plains Resources Inc., Plains Illinois Inc., Stocker Resources, L.P., Arguello Inc., Calumet Florida Inc. (and successors of each) and Plains Marketing dated November 23, 1998 or the Omnibus Agreement between Plains Resources Inc., US Borrower, Plains Marketing, All American and Plains All American Inc. (and successors of each) dated November 23, 1998, as amended and in effect; (c) any employment, equity award, equity option or equity appreciation agreement or plan entered into by US Borrower or any of its Subsidiaries in the ordinary course of business of US Borrower or such Subsidiary; (d) transactions effected in accordance with the terms of agreements as in effect on the closing date hereof; (e) customary compensation, indemnification and other benefits made available to officers, directors or employees of US Borrower, any of its Subsidiaries or GP LLC, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance; (f) transactions as contemplated by US Borrower’s agreement of limited partnership; and (g) transactions on terms which are no less favorable to such Restricted Person than those which would have been obtainable at the time in arm’s-length transactions with Persons other than such Affiliates.

Section 7.6.  Limitation on Distributions.  US Borrower shall not declare or pay any Distribution so long as any Default or Event of Default has occurred and is continuing or would result therefrom.

Section 7.7.  Restricted Contracts.  Except as expressly provided for in the Loan Documents and as described in the Disclosure Schedule or pursuant to a Restriction Exception, the substance of which, in detail satisfactory to Administrative Agent, is promptly reported to Administrative Agent, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of US Borrower, including but not limited to Canadian Borrower, Canadian Working Capital Borrower and any Subsidiary of such Persons to:  (a) pay dividends or make other distributions to US Borrower, Canadian Borrower, or Canadian Working Capital Borrower, (b) redeem equity interests held in it by US Borrower, Canadian Borrower, or Canadian Working Capital Borrower, (c) repay loans and other indebtedness owing by it to US Borrower, Canadian Borrower, or Canadian Working Capital Borrower, or (d) transfer any of its assets to US Borrower, Canadian Borrower, or Canadian Working Capital Borrower.

Section 7.8.  Debt Coverage Ratio.  At the end of any Fiscal Quarter, the Debt Coverage Ratio will not be greater than the amount set forth below for the applicable time set forth below:

(i) During an Acquisition Period:	5.25 to 1.0

(ii) Other than an Acquisition Period:	4.50 to 1.0

As used herein, “Debt Coverage Ratio” means the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA, for the four Fiscal Quarter period (or other period specified below) most recently ended prior to the date of determination for which financial statements contemplated by Section 6.2(a) or (b) are available to US Borrower; provided, for purposes of this Section 7.8, if, since the beginning of the four Fiscal Quarter period ending on the date for which Consolidated EBITDA is determined, any Restricted Person shall have made any asset disposition or acquisition, shall have consolidated or merged with or into any Person (other than another Restricted Person), or shall have made any disposition or acquisition of a Restricted Person or disposition or acquisition of any partial ownership interest in any other Person, Consolidated EBITDA shall be calculated giving pro forma effect thereto as if the disposition, acquisition, consolidation or merger had occurred on the first day of such period; provided, with respect to any Person not constituting a Subsidiary of US Borrower, such pro forma calculation of Consolidated EBITDA, with respect to any such Person, shall be limited to not more than 75% of (i) such Restricted Person’s ownership interest in such Person times (ii) the difference of such Person’s (A) Consolidated EBITDA minus (B) Interest Expense and capital expenditures.  Such pro forma calculations shall be determined (i) in good faith by the chief financial officer of US Borrower, and (ii) without giving effect to any anticipated or proposed change in operations, revenues, expenses or other items included in the computation of Consolidated EBITDA, except cost reductions specifically identified at the time of disposition, acquisition, consolidation or merger that are attributable to personnel reductions, non-recurring maintenance and environmental costs and allocated corporate overhead.

Section 7.9.  Interest Coverage Ratio.  The ratio of (a) Consolidated EBITDA to (b) Interest Expense for each four Fiscal Quarter period ending on or after the date hereof will not be less than 2.75 to 1.0.

Section 7.10.  Unrestricted Subsidiaries.  So long as no Default or Event of Default has occurred and is continuing, and after giving effect to such designation, no Default or Event of Default would result therefrom, US Borrower or any Wholly Owned Subsidiary of US Borrower may designate one or more Subsidiaries that are not Borrowers or Guarantors (each such Subsidiary, and each of its Subsidiaries, each an “Unrestricted Subsidiary”), which Unrestricted Subsidiaries shall be subject to the following:

(a)                                  No Unrestricted Subsidiary shall be deemed to be a “Restricted Person” or a “Subsidiary” of US Borrower for purposes of this Agreement or any other Loan Document, and no Unrestricted Subsidiary shall be subject to or included within the scope of any provision herein or in any other Loan Document, including without limitation any representation, warranty, covenant or Event of Default  herein or in any other Loan Document, except as set forth in this Section 7.10.

(b)                                 No Restricted Person shall guarantee or otherwise become liable in respect of any Indebtedness of, grant any Lien on any of its property to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary, and no Restricted Person shall enter into any contract or agreement with any Unrestricted Subsidiary, except on terms no less favorable to such Restricted Person, as applicable, than could be obtained in a comparable arm’s length transaction with a non-Affiliate of such Restricted Person.

(c)                                  Borrowers shall at all times maintain, as between Restricted Persons and Unrestricted Subsidiaries, the separate existence of each Unrestricted Subsidiary.

(d)                                 Restricted Persons shall notify each Lender Party, not later than five (5) Business Days after any executive officer of Restricted Persons has knowledge of, any claim, including any claim under any Environmental Law, or any notice of potential liability under any Environmental Law, asserted against any Unrestricted Subsidiary or with respect to any Unrestricted Subsidiary’s properties that would reasonably be expected to result in a Material Adverse Change, stating that such notice is being given pursuant to this Section 7.10.

US Borrower may designate any Unrestricted Subsidiary to become a Restricted Person if a Default or Event of Default is not continuing, such designation would not result in a Default or an Event of Default, and immediately thereafter such Subsidiary has no outstanding Indebtedness.  Immediately thereafter, US Borrower shall promptly notify the Administrative Agent of such designation and provide to it an officer’s certificate that such designation was made in compliance with this Section 7.10.

Section 7.11.  No Negative Pledges.  Except as described in the Disclosure Schedule or pursuant to a Restriction Exception, the substance of which, in detail satisfactory to Administrative Agent, is promptly reported to Administrative Agent, no Restricted Person will, directly or indirectly, enter into, create, or consent to be bound to any contract or other consensual restriction that restricts the ability of any Restricted Person to create or maintain Liens on its assets in favor of Agents, LC Issuers and Lenders to secure, in whole or part, the Obligations.

ARTICLE VIII - Events of Default and Remedies

Section 8.1.  Events of Default.  Each of the following events constitutes an Event of Default under this Agreement:

(a)  Any Borrower fails to pay the principal component of any Loan made to it or any reimbursement obligation of it with respect to any Letter of Credit when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b)  Any Restricted Person fails to pay any Obligation for which it is contractually liable (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

(c)  Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

(d)  Any Restricted Person fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any of its obligations under any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to US Borrower;

(e)  Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

(f)  Any Restricted Person shall default in the payment when due of any principal of or interest on any of its other Indebtedness, or any net hedging obligations, in excess of the Dollar Equivalent of $15,000,000 in the aggregate (other than such Indebtedness or hedging obligations the validity of which is being contested in good faith, by appropriate proceedings (if necessary) and for which adequate reserves with respect thereto are maintained on the books of such Restricted Person as required by GAAP), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or hedging obligations shall occur for a period beyond the applicable grace, cure extension, forbearance or other similar period, if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness or hedging obligations (or a trustee or agent on behalf of such holder or holders) to cause, as applicable, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity, or an early termination event or similar event to occur and such Restricted Person’s related net hedging obligations in excess of the Dollar Equivalent of $15,000,000 to become due and payable;

(g)  Either (i) any “accumulated funding deficiency” (as defined in Section  412(a) of the Code) in excess of $5,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than $5,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount);

(h)  GP LLC, General Partner, or any Significant Restricted Person:

(i)  has entered against it a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), as from time to time amended, or has any such proceeding commenced against it, in each case, which remains undismissed for a period of sixty days; or

(ii)  commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally unable to pay (or admits in writing its inability to so pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii)  has entered against it the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(i)  Any Significant Restricted Person:

(i)  has entered against it a final judgment for the payment of money in excess of the Dollar Equivalent of $15,000,000 (in each case not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is stayed or discharged within thirty days after the date of entry thereof (or longer period for which a stay of enforcement is allowed by applicable Law) or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(ii)  suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within sixty days after the entry or levy thereof (or longer period for which a stay of enforcement is allowed by applicable Law) or after any stay is vacated or set aside;

(j)  Any Change in Control occurs.

Upon the occurrence of an Event of Default described in subsection (h)(i), (h)(ii) or (h)(iii) of this section: (a) with respect to US Borrower, all of the Obligations or (b) with respect to any other Borrower, all of such Borrower’s Obligations, shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by each Borrower and each Restricted Person who at any time ratifies or approves this Agreement.  Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of any LC Issuer to issue Letters of Credit hereunder to or for the account of such Borrower shall be permanently terminated.  During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall), without notice to any Borrower or any other Restricted Person, do either or both of the following:  (1) terminate or suspend any obligation of Lenders to make Loans hereunder and any obligation of any LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by each Borrower and each Restricted Person who at any time ratifies or approves this Agreement.  If the Obligations or any part thereof become immediately due and payable pursuant to the foregoing, then, unless all Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by any Lender at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and each Borrower shall be obligated to immediately pay to the appropriate LC Issuer an amount equal to the aggregate LC Obligations which are then outstanding with respect to Letters of Credit issued by such LC Issuer at the request of such Borrower, to be held by such LC Issuer and applied to such LC Obligations as they mature.

Section 8.2.  Remedies.  If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have.  All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

ARTICLE IX - Agents

Section 9.1.  Appointment and Authority.

(a)  Each Lender Party hereby irrevocably authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto.  The relationship of  Administrative Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a US Note or Canadian Note nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents.  With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent,  Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law.  Upon receipt by Administrative Agent from any Borrower of any communication calling for action on the part of Lenders or upon notice from any Borrower or any Lender to Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each other Lender thereof.

(b)  Each Lender Party hereby irrevocably authorizes Canadian Administrative Agent, and Canadian Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Canadian Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto.  The relationship of Canadian Administrative Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Canadian Administrative Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Canadian Working Capital Note nor to impose on Canadian Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents.  With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Canadian Administrative Agent, Canadian Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Canadian Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law.  Upon receipt by Canadian Administrative Agent from any Borrower of any communication calling for action on the part of Lenders or upon notice from any Borrower or any Lender to Canadian Administrative Agent of any Default or Event of Default, Canadian Administrative Agent shall promptly notify each other Lender thereof.

Section 9.2.  Exculpation, Agent’s Reliance, Etc.  Neither any Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, including their negligence of any kind, except that each shall be liable for its own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, each Agent (a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to such Agent; (b) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

Section 9.3.  Credit Decisions.  Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of US Borrower, Canadian Borrower, and Canadian Working Capital Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents.  Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

Section 9.4.  Indemnification.  Each Lender agrees to indemnify each Agent (to the extent not reimbursed by US Borrower, Canadian Borrower, or Canadian Working Capital Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Agent growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein and any borrower’s use of loan proceeds (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part, by any negligent act or omission of any kind by any Agent, provided only that no Lender shall be obligated under this section to indemnify any Agent for that portion, if any, of any liabilities and costs which is proximately caused by such Agent’s own individual gross negligence or willful misconduct, as determined in a final judgment.  Cumulative of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for such Lender’s Aggregate Percentage Share of any costs and expenses to be paid to such Agent by US Borrower, Canadian Borrower, and Canadian Working Capital Borrower under Section 10.4(a) to the extent that such Agent is not timely reimbursed for such expenses by such Persons as provided in such section.  As used in this section the term “Agent” shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

Section 9.5.  Rights as Lender.  In its capacity as a Lender, each Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not an Agent.  Each Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

Section 9.6.  Sharing of Set-Offs and Other Payments.  Each Lender Party agrees that if it shall, whether through the exercise of rights of banker’s lien, set off, or counterclaim against US Borrower, Canadian Borrower, or Canadian Working Capital Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by either Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by either Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that such Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations.  Each of US Borrower, Canadian Borrower, and Canadian Working Capital Borrower expressly consents to the foregoing arrangements, subject to Section 10.11.  If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal to be paid on account of the possession of such funds prior to such recovery.

Section 9.7.  Investments.  Whenever either Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever either Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, such Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute.  If either Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if either Agent is otherwise required to invest funds pending distribution to Lender Parties, such Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment.  All moneys received by any Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender Party, or the Person who is Canadian Administrative Agent in its separate capacity as a Lender Party) shall be held by such Agent pending such distribution solely as such Agent for such Lender Parties, and such Agent shall have no equitable title to any portion thereof.

Section 9.8.  Benefit of Article IX.  The provisions of this Article are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender (other than contained in Section 9.6 or the right to reasonably approve a successor Agent under Section 9.9).  Lender Parties may waive or amend such provisions as they desire without any notice to or consent of any Borrower or any other Restricted Person.

Section 9.9.  Resignation.

(a)  Administrative Agent may resign at any time by giving written notice thereof to Lenders and US Borrower.  Each such notice shall set forth the date of such resignation.  Upon any such resignation Majority Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval of US Borrower, unless a Default has occurred and is continuing, which approval will not be unreasonably withheld.  A successor must be appointed for any retiring Administrative Agent, and such Administrative Agent’s resignation shall become effective when such successor accepts such appointment.  If, within thirty days after the date of the retiring Administrative Agent’s resignation, no successor Administrative Agent has been appointed and has accepted such appointment, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  After any retiring Administrative Agent’s resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

(b)  Canadian Administrative Agent may resign at any time by giving written notice thereof to Lenders and Canadian Borrower.  Each such notice shall set forth the date of such resignation.  Upon any such resignation Majority Lenders shall have the right to appoint a successor Canadian Administrative Agent, subject to the approval of Canadian Working Capital Borrower, unless a Default has occurred and is continuing, which approval will not be unreasonably withheld.  A successor must be appointed for any retiring Canadian Administrative

Agent, and such Canadian Administrative Agent’s resignation shall become effective when such successor accepts such appointment.  If, within sixty days after the date of the retiring Canadian Administrative Agent’s resignation, no successor Canadian Administrative Agent has been appointed and has accepted such appointment, then the retiring Canadian Administrative Agent may appoint a successor Canadian Administrative Agent.  Each Canadian Administrative Agent shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the Dominion of Canada or of any province thereof.  Upon the acceptance of any appointment as Canadian Administrative Agent hereunder by a successor Canadian Administrative Agent, the retiring Canadian Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  After any retiring Canadian Administrative Agent’s resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Canadian Administrative Agent under the Loan Documents.

Section 9.10.  Other Agents.  Neither the Co-Syndication Agents nor the Co-Documentation Agent (“Co-Agents”), in such capacities, shall have any duties or responsibilities or incur any liabilities in such agency capacities (as opposed to its capacity as a Lender) under or in connection with this Agreement or under any of the other Loan Documents.  The relationship between Borrowers on the one hand, and the Co-Agents and the Agents, on the other hand, shall be solely that of borrower and lender.  None of the Co-Agents shall have any fiduciary responsibilities to any Borrower or any of their respective Affiliates.  None of the Co-Agents  undertakes any responsibility to any Borrower or any of their respective Affiliates to review or inform any such Person of any matter in connection with any phase of such Person’s or such Affiliate’s business or operations.

ARTICLE X - Miscellaneous

Section 10.1.  Waivers and Amendments; Acknowledgments.

(a)  Waivers and Amendments.  No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy.  No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing.  This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is a Borrower, by such Borrower, (ii) if such party is Administrative Agent, Canadian Administrative Agent, US LC Issuer, or Canadian LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by relevant Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.12).  Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would:  (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.1(i)), (2) increase the maximum amount which such Lender is committed hereunder to lend, or extend the termination date of such Lender’s commitment to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Note, (4) change any date fixed for any payment of any such fees, principal or interest, or change Section 9.6 in a manner that would alter pro rata sharing of payments required thereby, (5) amend the definition herein of “Majority Lenders” or otherwise change the Aggregate Percentage Shares which are required for Administrative Agent, Canadian Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, or (6) except as expressly provided herein or in any other Loan Document, release (i) any Borrower from its obligation to pay such Lender’s Note, (ii) any Guarantor from its guaranty of such payment or (iii) any Restricted Person from the negative pledge covenant set forth in Section 7.11 hereof.

(b)  Acknowledgments and Admissions.  Each Borrower hereby represents, warrants, acknowledges and admits that  (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) no Lender Party has any fiduciary obligation toward such Borrower with respect to any Loan Document or the transactions contemplated thereby, (iii) the relationship pursuant to the Loan Documents between such Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, and (iv) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party.

(c)  Representation by Lenders.  Each Lender hereby represents that it will acquire its Notes for its own account in the ordinary course of its commercial lending or investing business; however, the disposition of such Lender’s property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents subject to compliance with Sections 10.5(b) through (f), inclusive, and applicable Law.

(d)  Joint Acknowledgment.  This written Agreement and the

other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

There are no unwritten oral agreements between the parties.

(e)  Annual Rates of Interest.  For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of a period other than a calendar year (in this Section 10.1(e), the “Interest Period”), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

Section 10.2.  Survival of Agreements; Cumulative Nature.  All of Restricted Persons’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting  of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to Borrowers are terminated.  The rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such right, power or privilege.

Section 10.3.  Notices.  All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that each Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrowers and Restricted Persons at the address of Borrowers specified on the signature pages hereto and to each Lender Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed).  Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice or Continuation/Conversion Notice shall become effective until actually received by the relevant Agent.

Section 10.4.  Payment of Expenses; Indemnity.

(a)  Payment of Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, each Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) such Borrower’s compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including attorneys’ fees, consultants’ fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party’s exercise of its rights thereunder.  In addition to the foregoing, until all Obligations have been paid in full, each Borrower will also pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses of Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent’s outside counsel and consultants engaged in connection with the Loan Documents.

(b)  Indemnity.  Each Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein and any Borrower’s use of Loan proceeds (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Lender Party or any other Person or any liabilities or duties of any Lender Party or any other Person with respect to Hazardous Materials found in or released into the environment).

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.  If any Person (including any Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.  As used in this section the term “Lender Party” shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, trustee, agent, attorney, employee, representative and Affiliate of such Persons.

(c)  Interest.  Each Borrower hereby promises to each Lender Party interest at the Default Rate on all Obligations to pay fees or to reimburse or indemnify any Lender Party which such Borrower has promised to pay to such Lender Party pursuant to this Section 10.4 and which are not paid when due.  Such interest shall accrue from the date such Obligations become due until they are paid.

Section 10.5.  Joint and Several Liability; Parties in Interest; Assignments; Replacement Notes.

(a)  All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities of such Restricted Persons.  All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and permitted assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all Lenders.  Neither any Borrower nor any Affiliates of any Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it.  If any Borrower or any Affiliate of any Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until such Borrower or its Affiliates have purchased all of the Obligations.

(b)  No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections 3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1.  No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation.  Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Administrative Agent and the relevant Borrower; provided, however, that no liability shall arise if any such Lender fails to give such notice to such Borrower.

(c)  Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee or, subject to the provisions of Subsection (g) below, to an affiliate, and then only if such assignment is made in accordance with the following requirements:

(i)  In the case of an assignment by a US Lender or Canadian Lender of less than all of its Loans, LC Obligations, and Commitments, each such assignment shall apply to a consistent percentage of all Loans and LC Obligations owing to the assignor Lender hereunder and to the same percentage of the unused portion of the assignor Lender’s Commitments, so that after such assignment is made both the assignee Lender and the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and LC Obligations and be committed to make that Percentage Share of all future Loans and make that Percentage Share of all future participations in LC Obligations, and the Percentage Share of such US Commitment, Canadian Commitment or Canadian Working Capital Commitment of each of the assignor and assignee shall equal or exceed $5,000,000.

(ii)  The parties to each such assignment shall execute and deliver to Administrative Agent (and, as to assignments of Canadian Obligations, Canadian Administrative Agent), for its acceptance and recording in the “Register” (as defined below in this section), an Assignment and Acceptance in the form of Exhibit G, appropriately completed, together with the Note subject to such assignment and a processing fee payable by such assignor Lender (and not at Borrower’s expense) to Administrative Agent of $3,500.  Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) the relevant Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to the relevant Borrower, and (ii) as of the “Settlement Date” specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Administrative Agent shall thereupon deliver to the relevant Borrower and each Lender a revised Schedule 1 hereto showing the revised Percentage Shares and total Percentage Shares of such assignor Lender and such assignee Lender and the revised Percentage Shares and total Percentage Shares of all other Lenders.

(iii)  Each assignee US Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide Administrative Agent and US Borrower with the “Prescribed Forms” referred to in Section 3.7(d).

(iv)  Each assignee Canadian Lender shall be a financial institution that is (i) not a non-resident of Canada for the purposes of the Income Tax Act (Canada);  or (ii) an “authorized foreign bank” as defined in section 2 of the Bank Act (Canada) and in subsection 248(1) of the Income Tax Act (Canada), that is not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada) and which will receive all amounts paid or credited to it under its Canadian Loans and Canadian Working Capital Note in respect of its “Canadian banking business” for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada).

(d)  Any Lender may at any time pledge all or any portion of its Loan and Note (and related rights under the Loan Documents including any portion of its Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or enforcement thereof shall release any such Lender from its obligations under any of the Loan Documents; provided that all related costs, fees and expenses in connection with any such pledge shall be for the sole account of such Lender.

(e)  By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with the relevant Borrower, Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.

(f) Administrative Agent (and with respect to Canadian Obligations, Canadian Administrative Agent,) shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers and each Lender Party may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes.  The Register shall be available for inspection by Borrowers or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(g)  Any Lender may assign or transfer its commitment or its rights under its Loans or under the Loan Documents to (i) any Affiliate that is wholly-owned direct or indirect subsidiary of such Lender or of any Person that wholly owns, directly or indirectly, such Lender, or (ii) if such Lender is a fund that makes or invests in bank loans, any other fund that makes or invests in bank loans and is advised or managed by (A) the same investment advisor as any Lender or (B) any Affiliate of such investment advisor that is a wholly-owned direct or indirect subsidiary of any Person that wholly owns, directly or indirectly, such investment advisor, subject to the following additional conditions (x), (y) and (z), with respect to assignments pursuant to clause (i) above, and subject to the following additional conditions (y) and (z) with respect to assignments pursuant to clause (ii) above:

(x)  any right of such Lender assignor and such assignee to vote as a Lender, or any other direct claims or rights against any other Persons, shall be uniformly exercised by both such assignor and assignee or pursued in the manner that such Lender assignor would have so exercised such vote, claim or right if it had not made such assignment or transfer;

(y)  such assignee shall not be entitled to payment from any Restricted Person under Sections 3.2 through 3.7 of amounts in excess of those payable to such Lender assignor under such sections (determined without regard to such assignment or transfer); and

(z)  if such Lender assignor is a Lender that assigns or transfers to such assignee any of such Lender Commitment, assignee may become primarily liable for such Commitment, but such assignment or transfer shall not relieve or release such Lender from such Commitment.

(h)  Upon receipt of an affidavit reasonably satisfactory to Borrower of an officer of any Lender as to the loss, theft, destruction or mutilation of its Note which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, Borrower will execute and deliver, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

Section 10.6.  Confidentiality.  Each Lender Party agrees (on behalf of itself and each of its Affiliates, and each of its and their directors, officers, agents, attorneys, employees, and representatives) that it (and each of them) will take all reasonable steps to keep confidential any non-public information supplied to it by or at the direction of any Restricted Person so identified when delivered, provided, however, that this restriction shall not apply to (a) information which has at the time in question entered the public domain, other than as a result of a breach of this Section 10.6, (b) information which is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (c) any disclosure to any Lender Party’s Affiliates, auditors, attorneys or agents (provided each such Person first agrees to hold such information in confidence on the terms provided in this Section 10.6), (d) any disclosure to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such Person first agrees to hold such information in confidence on the terms provided in this section), or (e) any disclosure in the course of enforcing its rights and remedies during the existence of an Event of Default.  Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender Party and Restricted Person may disclose and may permit to be disclosed to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender Party or Restricted Person relating to such tax treatment and tax structure.

Section 10.7.  Governing Law; Submission to Process.  Except to the extent that the Law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the Laws of the State of New York and shall be construed and enforced in accordance with and governed by the Laws of the State of New York and the Laws of the United States of America, without regard to principles of conflicts of law.  Each Borrower hereby agrees that any legal action or proceeding against such Borrower with respect to this Agreement, the Notes or any of the Loan Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as Lender Parties may elect, and, by execution and delivery hereof, each Borrower accepts and consents for itself and in respect to its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.  Each Borrower agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to the Loan Documents and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.  In furtherance of the foregoing, each Borrower hereby irrevocably designates and appoints Corporation Service Company, 80 State Street, Albany, New York 12207, as agent of such Borrower to receive service of all process brought against such Borrower with respect to any such proceeding in any such court in New York, such service being hereby acknowledged by such Borrower to be effective and binding service in every respect.  Copies of any such process so served shall also, if permitted by Law, be sent by registered mail to the relevant Borrower at its address set forth below, but the failure of such Borrower to receive such copies shall not affect in any way the service of such process as aforesaid.  Each Borrower shall furnish to Lender Parties a consent of Corporation Service Company agreeing to act hereunder prior to the effective date of this agreement.  Nothing herein shall affect the right of Lender Parties to serve process in any other manner permitted by Law or shall limit the right of Lender Parties to bring proceedings against any Borrower in the courts of any other jurisdiction.  If for any reason Corporation Service Company shall resign or otherwise cease to act as any Borrower’s agent, each Borrower hereby irrevocably agrees to (a) immediately designate and appoint a new agent acceptable to Administrative Agent to serve in such capacity and, in such event, such new agent shall be deemed to be substituted for Corporation Service Company for all purposes hereof and (b) promptly deliver to Administrative Agent the written consent (in form and substance satisfactory to Administrative Agent) of such new agent agreeing to serve in such capacity.

Section 10.8.  Waiver of Judgment Interest Act (Alberta).  To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Canadian Notes, the Canadian Working Capital Notes, and the other Loan Documents and are hereby expressly waived by Canadian Borrower and Canadian Working Capital Borrower.

Section 10.9.  Deemed Reinvestment Not Applicable.  For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 10.10.  Limitation on Interest.  Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect.  In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be contracted for, charged, or received by applicable Law from time to time in effect.  Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.  Lender Parties expressly disavow any intention to contract for, charge, or receive excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated.  If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be contracted for, charged or received by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to Borrower or other payor thereof upon such determination.  In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law.  In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, to the extent that the Texas Finance Code is mandatorily applicable to any Lender, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply.  In no event shall Chapter 346 of the Texas Finance Code apply to this Agreement or any other Loan Document, or any transactions or loan arrangement provided or contemplated hereby or thereby.  In no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable under the Loan Documents exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Borrowers, Agents and Lenders and the amount of such excess payment or collection shall be refunded to the relevant Borrower.  For purposes of the Canadian Notes and the Canadian Working Capital Notes, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term applicable thereto on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Administrative Agent shall be prima facie evidence, for the purposes of such determination.

Section 10.11.  Right of Offset.  At any time and from time to time during the continuance of any Event of Default, each Lender is hereby authorized to offset against the Obligations then due and payable (without notice to any Restricted Person), (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Restricted Person now or hereafter held or received by or in transit to any Lender from or for the account of such Restricted Person, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Restricted Person with any Lender, and (c) any other credits and claims of such Restricted Person at any time existing against any Lender, including claims under certificates of deposit.

Section 10.12.  Termination; Limited Survival.  In its sole and absolute discretion US Borrower may at any time that no Obligations are owing or outstanding elect in a written notice delivered to Administrative Agent to terminate this Agreement.  Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing or outstanding this

Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder.  Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document.  At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.  Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

Section 10.13.  Severability.  If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 10.14.  Counterparts.  This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

Section 10.15.  Waiver of Jury Trial, Punitive Damages, etc.  Restricted Persons and Lender Parties mutually hereby knowingly, voluntarily, and intentionally waive the right to a trial by jury in respect of any claim based hereon, arising out of, under or in connection with, this Agreement or any other Loan Documents contemplated to be executed in connection herewith or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party.  This waiver constitutes a material inducement for Lenders to enter into this Agreement and the other Loan Documents and make the Loans.  Each Borrower and each Lender Party hereby further (a) irrevocably waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any “Special Damages,” as defined below, (b) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (c) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section.  As used in this section, “Special Damages” includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

US BORROWER:	PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PLAINS AAP, L.P.,
its general partner

	By:	PLAINS ALL AMERICAN GP LLC,
its general partner

	By:	/s/ Al Swanson
Al Swanson, Treasurer

CANADIAN BORROWER:	PMC (NOVA SCOTIA) COMPANY

	By:	/s/ Al Swanson
Al Swanson, Treasurer

CANADIAN WORKING
CAPITAL BORROWER:	PLAINS MARKETING CANADA, L.P.

	By:	PMC (Nova Scotia) Company,
its general partner

	By:	/s/ Al Swanson
Al Swanson, Treasurer

GUARANTOR:	PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PLAINS AAP, L.P.,
its general partner

	By:	PLAINS ALL AMERICAN GP LLC,
its general partner

	By:	/s/ Al Swanson
Al Swanson, Treasurer

Address for Borrowers and Guarantors:	333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Al Swanson
Telephone: (713) 646-4455
Fax: (713) 646-4564
Website: www.paalp.com

FLEET NATIONAL BANK,
Administrative Agent, LC Issuer and a Lender

By:	/s/ Terrence Ronan
Terrence Ronan, Managing Director

FLEET SECURITIES, INC.,
Lead Arranger and Book Manager

By:	/s/ Michael P. Hannon
Michael P. Hannon, Managing Director

WACHOVIA BANK NATIONAL ASSOCIATION,
Co-Syndication Agent and a Lender

By:
Name:
Title:

BANK ONE, NA,
Co-Syndication Agent and a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A.,
Co-Documentation Agent and a Lender

By:
Name:
Title:

FORTIS CAPITAL CORP.
Co-Documentation Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS,
Senior Managing Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS (CANADA), a Canadian Lender

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NOVA SCOTIA,
Senior Managing Agent and a Lender

By:
Name:
Title:

THE BANK OF NOVA SCOTIA,
as Canadian Administrative Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
Senior Managing Agent and a Lender

By:
Name:
Title:

WELLS FARGO BANK TEXAS, N.A.,
Senior Managing Agent and a Lender

By:
Name:
Title:

CITICORP USA, INC., a Lender

By
Name:
Title:

SUNTRUST BANK, a Lender

By
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, a Lender

By
Name:
Title:

UFJ BANK LTD., NEW YORK BRANCH, a Lender

By
Name:
Title:

COMERICA BANK, a Lender

By:
Name:
Title:

COMERICA BANK, CANADA BRANCH a Canadian Lender

By:
Name:
Title:

ROYAL BANK OF CANADA, a Lender

By
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., a Lender

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., CANADA BRANCH, a Lender

By:
Name:
Title:

SOCIETE GENERALE, a Lender

By
Name:
Title:

SOUTHWEST BANK OF TEXAS, N.A., a Lender

By:
Name:
Title:

UBS LOAN FINANCE LLC, a Lender

By
Name:
Title:

UBS AG CANADA BRANCH, a Canadian Lender

By
Name:
Title: